                                     [LOGO]


                                 VF CORPORATION


                                                                  March 17, 1994



Dear Shareholder:

                 You are cordially invited to attend the Annual Meeting of Shareholders of VF Corporation, which will be held on Tuesday, April 19, 1994, at The Inn at Reading, Park Road & Warren Street By-Pass, Wyomissing, Pennsylvania, commencing at 10:30 A.M. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

                 At the meeting, shareholders will be asked to elect four directors, to approve the 1991 Stock Option Plan, as amended, to increase the number of authorized shares for option grants and to fix a maximum annual award to any individual, to approve an Executive Incentive Compensation Plan and to consider such other matters as may properly come before the meeting. These matters are discussed in greater detail in the accompanying proxy statement.

                 Your Board of Directors recommends a vote FOR the election of directors, FOR approval of the amended 1991 Stock Option Plan and FOR approval of the Executive Incentive Compensation Plan.

                 Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

                 Your interest and participation in the affairs of the Corporation are most appreciated.

                                              Sincerely,


                                              /s/ L. R. Pugh
                                              L. R. Pugh
                                              Chairman of the Board
                                              and Chief Executive Officer

                                     [LOGO]

                                 VF CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 19, 1994

                                                                  March 17, 1994

To the Shareholders of VF CORPORATION:

                 The Annual Meeting of Shareholders of VF Corporation will be held at The Inn at Reading, Park Road & Warren Street By-Pass, Wyomissing, Pennsylvania, on Tuesday, April 19, 1994, at 10:30 A.M. for the following purposes:

                 (1) to elect four directors in accordance with the By-Laws;

                 (2) to consider and vote upon approval of the 1991 Stock Option Plan, as amended, to increase the number of shares of Common Stock available for option grants from three million shares to six million shares and to fix a maximum annual award to any participant;

                 (3) to consider and vote upon approval of an Executive Incentive Compensation Plan; and

                 (4) to transact such other business as may properly come before the meeting and at any adjournments thereof.

                 A copy of the Annual Report for 1993 is enclosed for your information.

                 Only shareholders of record as of the close of business on March 1, 1994 will be entitled to vote at the meeting.

                                           By Order of the Board of Directors


                                                     L. M. Tarnoski
                                                Vice President/Secretary


                             YOUR VOTE IS IMPORTANT

                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                  RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT


         FOR THE 1994 ANNUAL MEETING OF SHAREHOLDERS OF VF CORPORATION


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of VF Corporation to be voted at the Annual Meeting of Shareholders of the Corporation on April 19, 1994, for the purposes described in the foregoing notice of the meeting. Proxies which are validly executed by shareholders and which are received by the Corporation prior to the meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, a proxy will be voted for the election of the four nominees proposed for election as directors, for approval of the 1991 Stock Option Plan, as amended, to increase the number of shares of Common Stock available for option grants from three million shares to six million shares and to fix a maximum annual award to any participant and for approval of the Executive Incentive Compensation Plan.

         The securities entitled to vote at the meeting consist of shares of Common Stock and Series B ESOP Convertible Preferred Stock ("Series B Stock") of the Corporation. The outstanding shares at the close of business on March 1, 1994 were 66,606,149, consisting of 64,555,658 shares of Common Stock and 2,050,491 shares of Series B Stock. Each share is entitled to one vote, and nominees receiving a plurality of the votes cast will be elected as directors. Only holders of record at the close of business on March 1, 1994 will be entitled to vote at the meeting. The holders of a majority of the outstanding shares must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but will not be counted in the election of directors and will be counted as a vote against the amendments to the 1991 Stock Option Plan and against approval of the Executive Incentive Compensation Plan.

         A copy of the Corporation's Annual Report for the fiscal year ended January 1, 1994 accompanies this proxy statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         The mailing address of the Corporation's executive office is P.O. Box 1022, Reading, Pennsylvania 19603. The approximate date on which this proxy statement and the form of proxy were first mailed or given to security holders was March 17, 1994.

                             ELECTION OF DIRECTORS


         The four persons listed below have been nominated by the Board of Directors to serve as directors until the 1997 Annual Meeting of Shareholders. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the following nominees. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by management. Vacancies in the Board of Directors may be filled by the Board of Directors, and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen.


- ---------------------------------------------------------------------
                                                       Year in Which
                                                       Service as a
Name                     Principal Occupation          Director Began
- ---------------------------------------------------------------------
To Serve Until
the 1997 Annual
Meeting

Roger S. Hillas, 66.....  Former Chairman, Meritor
                          Savings Bank...............        1982

William E. Pike, 65.....  Former Executive Vice
                          President, J.P. Morgan & Co.
                          Incorporated...............        1972

M. Rust Sharp, 53.......  Partner, Clark, Ladner,
                          Fortenbaugh & Young
                          (Attorneys)................        1984

L. Dudley Walker, 63....  Chairman of the Board,
                          Bassett-Walker, Inc........        1984

- ---------------------------------------------------------------------

         From 1988 until December 1992, Mr. Hillas was Chairman and a director of Meritor Savings Bank. Prior thereto, he was Chairman and a director of PNC Financial Corp., a Pennsylvania multi-bank holding company, as well as Chairman and Chief Executive Officer of Provident National Bank (now PNC Bank, N.A.), a subsidiary of PNC Financial Corp. Mr. Hillas serves as a director of P.H. Glatfelter Co., Consolidated Rail Corporation, Toll Brothers Inc. and The Bon-Ton Stores, Inc. He is a member of the Audit and Pension Advisory Committees of the Board of Directors.

         In 1960, Mr. Pike joined Morgan Guaranty Trust Company of New York, with which the Corporation maintains banking relationships. He served in several positions with Morgan until February 1986, when he was elected Executive Vice President of J.P. Morgan & Co. Incorporated, the parent company of Morgan Guaranty. Mr. Pike retired from J.P. Morgan & Co. in 1989. He also serves as a director of American States Insurance Company. Mr. Pike is a member of the Executive, Finance, Nominating and Organization and Compensation Committees of the Board of Directors. (Also see Security Ownership of Certain Beneficial Owners and Management.)

         Mr. Sharp is a partner in Clark, Ladner, Fortenbaugh & Young, the Philadelphia, Pennsylvania law firm which serves the Corporation as general counsel. He has been affiliated with the law firm for more than 25 years and is a director of Pennock Company, a national wholesale florist. Mr. Sharp is a member of the Executive and Finance Committees of the Board of Directors.
(Also see Security Ownership of Certain Beneficial Owners and Management.)

         Mr. Walker served as President and Chief Executive Officer of Bassett-Walker, Inc. from 1960 to 1987; he has been a director since 1952 and Chairman of the Board since 1978. Bassett-Walker is a wholly-owned subsidiary of the Corporation. Mr. Walker also serves as a director of Crestar Financial Corporation, a bank holding company, and Crestar Bank. He is a member of the Pension Advisory Committee of the Board of Directors.

- ---------------------------------------------------------------------------------
                                                                   Year in Which
                                                                   Service as a
Name                                 Principal Occupation          Director Began
- ---------------------------------------------------------------------------------
Directors Whose Terms
Expire at the 1995
Annual Meeting
Robert D. Buzzell, 60.......      Distinguished Professor,
                                  School of Business
                                  Administration - George
                                  Mason University...........           1983

Edward E. Crutchfield,            Chairman and Chief Executive
    Jr., 52.................      Officer, First Union
                                  Corporation................           1992

Leon C. Holt, Jr., 68.......      Former Vice Chairman and
                                  Chief Administrative Officer,
                                  Air Products and Chemicals,
                                  Inc........................           1983

J. Berkley Ingram, Jr., 69..      Former Vice Chairman,
                                  Massachusetts Mutual Life
                                  Insurance Company..........           1983

- ---------------------------------------------------------------------------------

         Dr. Buzzell has served as a Distinguished Professor at the School of Business Administration of George Mason University since September 1993. Prior thereto, he served on the faculty of the Harvard Graduate School of Business Administration since 1961. He was appointed Professor of Business Administration in 1967 and named to the Sebastian S. Kresge Professorship in 1980. Dr. Buzzell also serves as a director of Interpractice Systems, Inc. and Harleysville Group Inc. He is a member of the Organization and Compensation and Pension Advisory Committees of the Board of Directors.

         Mr. Crutchfield joined First Union in 1965 and served in various managerial positions until he was named President of First Union National Bank in 1973. He was named Chief Executive Officer of the Bank in 1978. He was named President of First Union Corporation in 1983, Chief Executive Officer in 1984 and Chairman in 1985. Mr. Crutchfield serves as a director of First Union Corporation, BellSouth Corporation, The
Liberty Corporation, Bernhardt Industries, Inc., and the Charlotte-Mecklenburg Hospital Authority. He is a trustee of the University of North Carolina at Charlotte, the Institute of Private Enterprise-The University of North Carolina at Chapel Hill, the Independent College Fund of

North Carolina, and serves as Chairman of Johnson C. Smith University's Campaign For The 90's. He is a member of the Audit and Finance Committees of the Board of Directors.

         Mr. Holt joined Air Products and Chemicals, Inc. (an industrial gases and chemicals company) in 1957. Prior to his election as Vice Chairman and Chief Administrative Officer in 1978, Mr. Holt served as Vice President and General Counsel and as Vice President-Administration of that company. Mr. Holt retired from Air Products and Chemicals in 1990. Mr. Holt serves as a director of Interspec Inc. He is a trustee of the Allentown Art Museum, the Committee for Economic Development, the Dorothy Rider-Pool Health Care Trust and the Rider-Pool Foundation and is a member of the Board of Overseers of the University of Pennsylvania Law School. He is a member of the Audit and Finance Committees of the Board of Directors.

         Mr. Ingram joined Massachusetts Mutual Life Insurance Company as a sales representative in 1948. He was elected to that company's board of directors in 1975 and was named Vice Chairman of Massachusetts Mutual's board in 1980, in which capacity he served until his retirement in December 1983. Mr. Ingram is a member of the Finance, Organization and Compensation and Pension Advisory Committees of the Board of Directors.

- --------------------------------------------------------------------------------------
                                                                        Year in Which
                                                                        Service as a
Name                                   Principal Occupation             Director Began
- --------------------------------------------------------------------------------------
Directors Whose Terms
Expire at the 1996
Annual Meeting

Ursula F. Fairbairn, 51.....           Senior Vice President -              1994
                                       Human Resources, Union
                                       Pacific Corporation.......

Barbara S. Feigin, 56.......           Executive Vice President,            1987
                                       Grey Advertising Inc......

Robert F. Longbine, 69......           Former President and Chief           1982
                                       Operating Officer,
                                       Champion International
                                       Corporation...............

Mackey J. McDonald, 47......           President of the Corporation         1993


Lawrence R. Pugh, 61........      Chairman of the Board             1980
                                  and Chief Executive
                                  Officer of the Corporation;
                                  Chairman of the Executive
                                  Committee.................

- ------------------------------------------------------------------------

         Mrs. Fairbairn has served as Senior Vice President of Human Resources of Union Pacific Corporation since joining Union Pacific in 1990. From 1966 until joining Union Pacific, she was employed at IBM, serving most recently as Director of Education and Management Development at IBM. From 1973 to 1974, Mrs. Fairbairn served as a White House Fellow and Executive Assistant to the Secretary of the Treasury. Mrs. Fairbairn serves as a Director of Armstrong World Industries, Inc. and Menasha Corporation.

         Mrs. Feigin has served as Executive Vice President and a member of the Agency Policy Council of Grey Advertising since 1983. She joined Grey in 1969, was elected Vice President in 1972 and Senior Vice President in 1975. Mrs. Feigin is past Chairman of the Advertising Research Foundation and serves on the Board of Overseers of Whitman College. Mrs. Feigin also serves as a director of Circuit City Stores, Inc. and PHH Corporation. She is a member of the Audit and Organization and Compensation Committees of the Board of Directors.

         From 1980 until his retirement in 1987, Mr. Longbine was President and Chief Operating Officer of Champion International Corporation (a forest products company). He serves as a director of Hook-SupeRx Inc. Mr. Longbine is a member of the Executive, Nominating and Organization and Compensation Committees of the Board of Directors.

         Mr. McDonald joined the Lee Division of the Corporation in February 1983 as Assistant Vice President - Product and Technical Services. In April 1984, he was named Vice President - Business Planning of Lee and from October 1984 until December 1986, he served as President of the former Troutman Division of the Corporation. In December 1986, he was named Executive Vice President of the Wrangler Division, serving in that capacity until October 1988 when he was named President. He was named a Group Vice President of the Corporation in February 1991. In October 1993, Mr. McDonald was elected President and a director of the Corporation.

         Mr. Pugh joined the Corporation as President in February 1980. In 1983, he was named Chairman of the Executive Committee of the Board of Directors and was elected Chairman of the Board. He is a director of The Black & Decker Corporation, Meridian Bancorp, Inc., and UNUM Corporation. Mr. Pugh is Chairman of the Executive Committee and serves as an ex officio member of all other committees of the Board except the Audit and Organization and Compensation Committees.

                         BOARD MEETINGS AND COMMITTEES

         There are currently 13 members of the Board of Directors, and, during 1993, there were seven meetings of the Board. All members of the Board, with the exception of Mr. Hillas, attended at least 75% of the total number of meetings of the Board and all committees on which they served.

         The following committees of the Board of Directors have primary responsibility for audit, nomination or compensation matters.

         AUDIT COMMITTEE: This committee has primary responsibility to review accounting procedures and methods employed in connection with audit programs and related management policies. The Audit Committee is the principal liaison between the Board of Directors and the independent auditors for the Corporation. The committee selects the independent auditors to report on the Corporation's annual financial statements. Messrs. Hillas (Chairman), Crutchfield and Holt and Mrs. Feigin compose the Audit Committee, which held two meetings during 1993.

         FINANCE COMMITTEE: This committee monitors and recommends to the Board the financial policies to be observed in conducting the affairs of the Corporation. Included among its responsibilities are matters involving dividend policy, the issuance of securities, capital appropriations, forecasts and budgets and mergers and acquisitions. Members of the committee are Messrs. Holt (Chairman), Crutchfield, Ingram, Pike, Pugh and Sharp. During 1993, the committee held five meetings.

         ORGANIZATION AND COMPENSATION COMMITTEE: It is the responsibility of this committee to make a continuing review of the Corporation's compensation and benefit programs, to consider its organizational structure, including management development and succession, and to make recommendations to the Board regarding such programs and structure. The committee consists of Mr. Pike (Chairman), Mrs. Feigin and Messrs. Buzzell, Ingram and Longbine. During 1993, the committee held four meetings.

         NOMINATING COMMITTEE: It is the responsibility of this committee to recommend director nominees to the Board of Directors. The Corporation's By-Laws provide that a shareholder may nominate a person for election as a director if written notice of the shareholder's intent to nominate a person for election as a director at a meeting is received by the Secretary of the Corporation (1) in the case of an Annual Meeting, not less than 150 days prior to the date of the Annual Meeting or (2) in the case of a special meeting at which directors are to be elected, not later than seven days following the day on which notice of the meeting was first mailed to shareholders. The notice must contain specified information about the shareholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The committee will consider suggestions from the Corporation's shareholders, which should be submitted to the Secretary of the Corporation. The committee may refuse to take action on such recommendation, in which case the shareholder proposing the nominee would have to follow the formal procedures set forth in the By-Laws. The members of the committee are Messrs. Longbine (Chairman), Pike and Pugh. During 1993, the committee held three meetings.

         Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the 1934 Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the Performance Graphs on page 19 shall not be incorporated by reference into any such filings.


                 ORGANIZATION AND COMPENSATION COMMITTEE REPORT

PRINCIPLES OF EXECUTIVE PAY PROGRAM

OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

         The goal of the Corporation's Executive Compensation Program (the "Program") is to attract, retain and motivate the Corporation's management team to produce above average returns for shareholders.

         In order to achieve this goal, the Program is designed to incorporate three compensation objectives. First, the Program seeks to offer total compensation at levels that are competitive with other companies, including but not limited to those companies found within the S&P Textile Index, with which the Corporation may compete for executive talent. Second, the Program aims to provide incentive to executives based on a number of variables including corporate, division/subsidiary and individual performances. Third, the Program seeks to encourage maximization of total shareholder return by providing executives with long-term incentives through executive stock ownership which will create an identity of interests between the shareholders and executives.

         In implementing the Program, the Corporation balances each of its objectives by establishing target compensation levels for executive pay which will be achieved through a combination of base salary, annual incentive pay normally resulting in cash awards and stock options designed to create long-term incentives. Each component of executive pay is described in greater detail below.

COMPETITIVE COMPENSATION LEVELS

         Total compensation (base salary, annual incentive and long-term incentive) targets for expected levels of performance are developed for all management positions. Published survey materials, proxy statement analyses and counsel with Towers Perrin, independent compensation consultants, form the basis for establishing target compensation levels. In general, commensurate with each position's responsibility and impact on results, total compensation is targeted to be between the 50th and 75th percentile of the relevant marketplace, including but not limited to those companies found within the S&P Textile Index, with which the Corporation may compete for executive talent. Targeting compensation levels which are above the average for companies in the relevant marketplace allows the Corporation to administer incentive programs based upon stretch goals.

ANNUAL INCENTIVE PAY

         The Annual Discretionary Management Incentive Compensation Plan ("MICP") is designed to motivate participants to establish and then accomplish stretch goals. These goals may relate to financial performance, tactical market goals or goals related to the participants' management contributions. Following frequent interim assessments of performance results, actual performance is compared with goals, and an MICP award is calculated. This process results in earned awards that can vary from year to year based upon goal achievement. Payment of the MICP award normally results in the receipt of cash. Commencing with the current fiscal year, the most senior members of the Corporation's management have been removed from participation in the MICP. A new Executive Incentive Compensation Plan has been adopted for such persons, and shareholder approval of such Plan is solicited for the Annual Meeting. See page 28.

STOCK OWNERSHIP

         Stock ownership is an important component of the Corporation's overall executive pay program.

         The Corporation annually awards its executives stock option grants as its method to reinforce the importance of maximizing total shareholder return. Guidelines are established which tie grant size to executive and stock price performance.

         The Corporation seeks to increase executive stock ownership by awarding stock options and by encouraging the retention of stock following the exercise of stock options. Executive employees are encouraged to accumulate over time at least the value of their annual compensation in Corporation stock. Shown below are the number of shares actually owned as of the end of 1993 by the Five Reporting Officers.

                STOCK OWNERSHIP FOR TOP FIVE REPORTING OFFICERS


                                                   December 31, 1993
        Name/Position                              Shares Owned/Value 1
- -----------------------------------------------------------------------
  L.R. Pugh                                         25,401/$1,184,322
    Chairman of the
    Board and Chief Executive
    Officer

  M.J. McDonald                                      8,719/$406,523
    President

  P.R. Charron                                       1,000/$46,625
    Executive Vice President

  G.G. Johnson                                      10,016/$466,996
    Vice President - Finance
    and Chief Financial
    Officer

  H.D. McKemy                                        4,060/$189,297
    Vice President - Treasury
    and Financial Services

- -----------------------------------------------------------------------

1  Stock price used was $46.625

SUMMARY OF ACTIONS TAKEN BY THE ORGANIZATION AND COMPENSATION COMMITTEE

         The Organization and Compensation Committee reviews and approves each element of the Program and continually assesses the effectiveness of the Program as a whole. This includes activities such as reviewing the design of the Corporation's various incentive plans and assessing the competitiveness of the overall executive compensation program.

         In addition, the Committee administers key aspects of the Corporation's salary program and incentive plans, such as approving the salary increase budget, setting the targets used in the annual incentive plan, approving the size of the annual incentive pool and determining target annual incentive opportunities and grant levels under the MICP and stock option plan.

         Finally, the Committee implements the Program as it applies to the Chief Executive Officer and the Corporation's four other most highly compensated executives, i.e., the Five Reporting Officers in the Summary Compensation Table (the "Five Reporting Officers"). This typically includes determining salary increases, annual incentive awards and long-term incentive grants for each of these executives.

         In all of the activities, the Committee is guided by the general principles outlined in the first section of this report.

         The specific actions taken by the Committee in respect to the 1993 fiscal year are discussed below.

MANAGEMENT INCENTIVE PLAN TARGETS

         At its February 1993 meeting, the Committee established 1993 MICP targets for the Corporation and each division. Targets emanate from the business planning process and are expressed as earnings per share for the Corporation and operating income for divisions.

1993 MERIT INCREASE BUDGETS

         At its October 1992 meeting, the Committee reviewed competitive data on projected 1993 merit increase budgets for the United States and discussed salary increase practices in various other countries in which the Corporation operates. Following due consideration, merit increase budgets were approved.

STOCK OPTION GRANTS

         At its December 1993 meeting, the Committee reviewed the Corporation's philosophy with respect to stock option grants and competitive practices. Following discussion of named executive officer performance, individual grant levels were recommended to the Board and were then approved. Options covering a total of 981,896 shares of Common Stock were granted to officers and key employees of the Corporation. Corporate practice is to include a significant number of employees who are eligible for option grants, and 571 persons received such grants in December 1993. All such options are subject to shareholder approval as discussed below.

IMPLEMENTATION OF THE PROGRAM FOR THE EXECUTIVE OFFICERS

SALARY INCREASES

         At its February 1993 meeting, the Committee approved salary increases to take effect January 1, 1993.

         Under the Corporation's salary program, the overall budget for salary increases determines the Corporation's salary increase guidelines which, in turn, establish the range of salary increase available to any individual executive. Under these guidelines, actual salary increases are determined based on a combination of (1) an assessment of the individual's performance as called for under the Corporation's salary program and (2) the individual's salary within the salary grade. The Corporation's 1993 merit increase budget was 4.5%.

         The salary increase determined for Mr. Pugh, Chairman of the Board and Chief Executive Officer, was 4.3%. Factors considered by the Committee in determining this increase included an assessment of Mr. Pugh's performance, corporate performance and the competitive salary practices of other similarly-situated companies.

         The salary increases determined for each of Mr. McDonald, Mr. Charron, Mr. Johnson and Mr. McKemy were 4.5%, 4.5%, 4.8% and 4.3%, respectively. Factors considered by the Committee in determining each increase included an assessment of the executive's performance, corporate performance and the competitive salary practices of other similarly-situated companies.

MANAGEMENT INCENTIVE COMPENSATION PLAN AWARD

         At its February 1994 meeting, the Committee determined MICP awards earned for 1993. As indicated above, annual incentive awards are determined on the basis of performance as compared with targeted objectives established early in the year.

         Based on achievement of 90% of the Earnings Per Share target established under MICP guidelines and a specific review and assessment by the Committee of Mr. Pugh's accomplishments during 1993, the annual incentive award for Mr. Pugh was $400,000.

         Based on the Corporation having achieved 90% of the Earnings Per Share target established under MICP guidelines and a specific review and assessment by the Committee of each of the other four executive's accomplishments during 1993, the annual incentive awards for each of Mr. McDonald, Mr. Charron, Mr. Johnson and Mr. McKemy were $283,000, $160,000, $130,000 and $75,000, respectively.

STOCK OPTION GRANTS

         As a consequence of the small number of shares remaining available for option grants under the 1991 Stock Option Plan, the Board of Directors at its December 1993 meeting, subject to shareholder approval, adopted an amendment to the 1991 Stock Option Plan to increase the shares available for option grants. See Proposal 1 at page 22. In addition, the Board of Directors at that time determined and granted stock option awards for each of the named executives and other key employees subject to shareholder approval of the increase in the number of authorized shares.

         The Corporation establishes target stock option grants for each level of executive which are designed to provide executives with a competitive, long-term incentive opportunity in the context of the Corporation's total compensation program. Within the guidelines established by the Committee, an individual executive's grant will be at or above or below these target levels based on an assessment of the individual executive's performance and the performance of the stock price as described above.

         The 1993 stock option grant made to Mr. Pugh was an option covering 55,000 shares, reflecting a lower stock price in comparison to the 1992 grant price.

         The 1993 stock option grants made to Mr. McDonald, Mr. Charron, Mr. Johnson and Mr. McKemy were for 38,000 shares, 25,000 shares, 20,000 shares and 10,000 shares, respectively. The executive grants were based on a lower stock price in comparison to the 1992 grant price.

                              William E. Pike, Chairman
                 Robert D. Buzzell                 Barbara S. Feigin
                 J. Berkley Ingram, Jr.            Robert F. Longbine

                             EXECUTIVE COMPENSATION

         The following table sets forth a summary of the compensation paid or accrued for the years 1989 through 1993 by the Corporation to or for the benefit of the Five Reporting Officers.


                           SUMMARY COMPENSATION TABLE

                                                                                     Long Term Compensation
                                                                                    Awards             Payouts
                                        Annual Compensation
- ------------------------------------------------------------------------------------------------------------------------------
                                                               Other         Restricted    Stock
    Name                                                       Annual             Stock   Options/                      All
    and                                                       Compen-          Award(s)     SARS           LTIP       Other
  Principal              Year     Salary($)      Bonus($)     sation($)             ($)     (#)       Payouts($)     Compen-
  Position                                                                                                           sation($)
- ------------------------------------------------------------------------------------------------------------------------------
L.R. Pugh 1              1993       735,000       400,000      131,166           0        55,000         0           0
Chairman of the          1992       705,000       900,000       88,384           0       100,000         0           0
Board and Chief          1991       675,000       800,000       61,083           0       141,800         0           0
Executive Officer        1990       640,000       250,000       55,389           0       135,000         0           0
                         1989       585,000       500,000       51,809           0        75,000   112,000           0

  M.J. McDonald 2        1993       444,750       283,000        -               0        38,000         0           0
  President              1992       378,712       340,000        -               0        40,000         0           0
                         1991       308,332       285,000        -               0        33,000         0           0
                         1990       203,333       140,000        -               0        23,000         0           0
                         1989       175,000       160,000        -               0        15,000         0           0

  P.R. Charron 3         1993       370,000       160,000        -               0        25,000         0           0
  Executive Vice         1992       308,314       300,000        -               0        40,000         0           0
  President              1991       270,000       240,000        -               0        33,000         0           0
                         1990       227,000       125,000        -               0        29,000         0           0
                         1989       215,000       125,000        -               0        18,000    16,000           0

  G.G. Johnson           1993       330,000       130,000        -               0        20,000         0           0
  Vice President-        1992       315,000       310,000        -               0        40,000         0           0
  Finance and            1991       300,000       270,000        -               0        37,000         0           0
  Chief Financial        1990       265,000       110,000        -               0        33,000         0           0
  Officer                1989       250,000       160,000       95,985           0        17,000         0           0


  H.D. McKemy            1993       220,000        75,000        -               0        10,000         0           0
  Vice President-        1992       211,000       150,000        -               0        22,000         0           0
  Treasury and           1991       201,000       125,000        -               0        17,000         0           0
  Financial              1990       190,000        37,000        -               0        17,000         0           0
  Services               1989       166,000        80,000        -               0        13,000    18,000           0


1    Mr. Pugh also served as President of the Corporation until October 20,
     1993.

2 Mr. McDonald was Group Vice President of the Corporation until October 20, 1993, at which time he was elected President of the Corporation.

3 Mr. Charron was Group Vice President of the Corporation until October 20, 1993, at which time he was elected Executive Vice President of the Corporation.

         In the column above captioned "Other Annual Compensation", of the amounts shown for Mr. Pugh, $49,049, $53,140, $58,421, $77,545 and $80,815
represented expenses for a company automobile, aircraft transportation, and tax gross-up relating to these expenses for the years 1989, 1990, 1991, 1992 and 1993, respectively. Of the 1993 amount shown for Mr. Pugh, $54,541 represented the cost of personal aircraft transportation. Of the 1989 amount shown for Mr. Johnson, $86,955 constituted relocation-related expenses.

         Mr. Sharp, a member of the Corporation's Board of Directors, is a partner in the Philadelphia, Pennsylvania law firm of Clark, Ladner, Fortenbaugh & Young, which serves the Corporation as general counsel. In 1993, fees of approximately $2.2 million were paid to that firm for legal services rendered during the year to the Corporation and its subsidiaries.

         In January 1994, the Corporation's wholly-owned subsidiary Spice Acquisition Co. purchased all of the outstanding shares of common stock of Nutmeg Industries, Inc. ("Nutmeg") and utilized First Union National Bank as the depository for the tendered shares of Nutmeg. The Bank previously had served Nutmeg as its transfer agent. For services rendered as depository, First Union National Bank will be paid approximately $25,000. Mr. Crutchfield, a member of the Corporation's Board of Directors, serves as Chairman and Chief Executive Officer of First Union Corporation, the parent company of First Union National Bank.

         The following table sets forth for each of the Five Reporting Officers information regarding the grant of stock options by the Corporation in the 1993 fiscal year and their potential realizable values. No stock appreciation rights have been granted to employees under the 1991 Stock Option Plan other than limited stock appreciation rights which become exercisable only upon a change in control.

                              OPTION GRANTS TABLE



                      Option Grants in the 1993 Fiscal Year


                                                                                                              Potential
                                                                                                         Realizable Value at
                                                                                                            Assumed Annual
                                                                                                         Rates of Stock Price
                                                                                                             Appreciation
                             Individual Grants                                                              for Option Term



                                                 % of
                             No. of             Total
                           Securities          Options
                           Underlying         Granted to         Exercise
                          Options/SARS        Employees           or Base
                            Granted           in Fiscal           Price        Expiration       5%(Price          10% (Price
   Name                      (#)                Year             ($/Sh)           Date          = $73.63)         = $117.24)
   ----                     -------           ---------          ------        ----------       ---------         ----------
- ---------------------------------------------------------------------------------------------------------------------------------
  All shareholders            N/A                N/A              $45.20        N/A             $1.8 billion 1     $4.7 billion 1
- ---------------------------------------------------------------------------------------------------------------------------------
  L.R. Pugh                  55,000             5.52%             $45.20        12/2003           $1,563,432          $3,962,044

  M.J. McDonald              38,000             3.81%              45.20        12/2003            1,080,189           2,737,412

  P.R. Charron               25,000             2.51%              45.20        12/2003              710,651           1,800,929

  G.G. Johnson               20,000             2.01%              45.20        12/2003              568,521           1,440,743

  H.D. McKemy                10,000             1.00%              45.20        12/2003              284,260             720,372







              1   This  figure was  calculated  assuming  that there  were
          64,488,660 shares of Common Stock outstanding on the date that options were granted, an exercise price per share of $45.20 and an option term of ten years. The aggregate value of the outstanding shares at December 31, 1993 when multiplied by $45.20 was approximately $2.9 billion. If the Common Stock appreciates at a compound rate of 5% per year for ten years, the aggregate value of all such shares would be approximately $4.7 billion, an increase of $1.8 billion for all shareholders. Similarly, if the Common Stock appreciates at a compound rate of 10% per year for ten years, the aggregate value of all such shares would be approximately $7.6 billion, an increase of $4.7 billion for all shareholders. The purpose of describing this information is to indicate the total potential shareholder gain.

         The following table sets forth for each of the Five Reporting Officers information regarding stock options exercised by such officers during the 1993 fiscal year, together with the number and value of stock options held at 1993 fiscal year-end, each on an aggregated basis.


                   OPTION EXERCISES AND YEAR-END VALUE TABLE

                                         Aggregated Option Exercises in the 1993 Fiscal Year
                                                   and Fiscal Year-End Option Value


                                                                                                            Value of
                                                                                  Number of              Unexercised
                                                                                Unexercised             In-the-Money
                                                                                 Options at               Options at
                                                                            Fiscal Year-End         Fiscal Year-End 1
                 ----------------------------------------------------------------------------------------------------
                                                Number of
                                                   Shares          Value       Exercisable/             Exercisable/
                 Name                            Acquired       Realized      Unexercisable           Unexercisable
                                              on Exercise
                 ----------------------------------------------------------------------------------------------------

                 L.R. Pugh                         25,000       $894,062     481,800/55,000       $5,819,555/$78,375

                 M.J. McDonald                     - 0 -             -       100,000/38,000         $749,675/$54,150

                 P.R. Charron                      - 0 -             -        99,000/25,000         $744,925/$35,625

                 G.G. Johnson                      - 0 -             -       101,000/20,000         $749,262/$28,500

                 H.D. McKemy                       - 0 -             -        39,000/10,000         $182,325/$14,250

                 ---------------------------------------------------------------------------------------------------




1 Market value of underlying securities at year-end ($46.625), minus the exercise price.

                              FUTURE REMUNERATION

PENSION PLAN

         The Corporation maintains and contributes to the VF Corporation Pension Plan (the "Pension Plan"), a defined benefit plan which covers a significant percentage of the Corporation's domestic employees, including the Five Reporting Officers.

         The following table reflects estimated annual benefits which would be payable, without regard to any limitation imposed by the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974 ("ERISA"), under the Pension Plan upon retirement of individuals in the specified remuneration and years of service classifications.

- --------------------------------------------------------------------------------------------------------
    ASSUMED AVERAGE                                          ESTIMATED ANNUAL BENEFITS
  ANNUAL COMPENSATION                                           BASED ON SERVICE OF:
- --------------------------------------------------------------------------------------------------------
                            10 YEARS           15 YEARS            20 YEARS           25 YEARS OR MORE 1
- --------------------------------------------------------------------------------------------------------
 $   200,000                $  34,404          $  51,612           $  68,808          $  86,004

     400,000                   70,404            105,612             140,808            176,004

     600,000                  106,404            159,612             212,808            266,004

     800,000                  142,404            213,612             234,808            356,004

   1,100,000                  196,404            294,612             392,808            491,004

   1,250,000                  223,404            335,112             446,808            558,504

   1,500,000                  268,404            402,612             536,808            671,004

   2,000,000                  358,404            537,612             716,808            896,004

- -------------------------------------------------------------------------------------------------------


1 There is no increase in the estimated annual benefits under the Pension Plan for those individuals who have had greater than 25 years of service.

         Benefits which are not payable under the Pension Plan because of certain Code and/or ERISA limitations are provided pursuant to the Corporation's Supplemental Executive Retirement Plan (see page 15). The amounts in the table have been computed on a straight life annuity basis and include entitlements from the Pension Plan and the Supplemental Executive Retirement Plan, as applicable.

         Each of the Five Reporting Officers has credited years of service under the Pension Plan as follows: Mr. Pugh -- 14 years; Mr.

McDonald - 11 years; Mr. Charron - 5 years; Mr. Johnson - 5 years; and Mr. McKemy - 36 years.

         The Pension Plan provides that, if it is "Overfunded" upon the occurrence of a "Change in Control" of the Corporation (as those terms are defined in the Pension Plan), certain Pension Plan assets in excess of those needed to meet expected benefit entitlements are to be used fully and irrevocably to vest each participant's accrued benefit and provide increases in accrued benefits for active participants, retired participants, surviving spouses and beneficiaries and terminated vested participants. The Pension Plan is considered "Overfunded" to the extent that the fair market value of Pension Plan assets exceeds Pension Plan liabilities (primarily the actuarial present value of Pension Plan benefit entitlements).

         If a "Change in Control" were to occur at the present time, the Five Reporting Officers would have estimated annual benefits vested (excluding any allocation of excess pension assets to participants) under the Pension Plan in approximately the following amounts: Mr. Pugh - $309,000; Mr. McDonald - $91,000; Mr. Charron - $46,000; Mr. Johnson - $43,000; and Mr. McKemy -
$127,000.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Supplemental Executive Retirement Plan (the "SERP") is an unfunded, non-qualified plan for eligible participants designed (i) to restore benefits lost under the Pension Plan due to (a) the maximum legal limit of pension benefits imposed under ERISA and the Code and (b) an election to defer compensation under the Corporation's Deferred Compensation Plan and/or Executive Deferred Savings Plan and (ii) to supplement the Pension Plan benefits of those senior executives whose tenure may be relatively short by virtue of having joined the Corporation in mid-career or who lost pension benefits with former employers as a result of an early separation from service.

         Eligibility to receive a supplemental benefit under the SERP is discretionary with the Board of Directors, and the form of benefit is to be determined on an individual basis by the Organization and Compensation Committee of the Board of Directors.

         As of the current date, the Supplemental Annual Benefit Determinations approved by the Organization and Compensation Committee and the Board of Directors provide benefits to the Five Reporting Officers as follows:

                 (1) Mr. Pugh's combined retirement income from the Pension Plan and the SERP has been fixed by the Board of Directors at 50% of his final average compensation, payable beginning at age

60. "Final average compensation" is defined as the average of the highest three years of salary and bonus compensation received by Mr. Pugh during the five-year period immediately preceding retirement. For each year of service after age 60, the percentage will be increased by 2% to a maximum of 60% at age 65.

                 (2) Each of Mr. McDonald's, Mr. Charron's and Mr. Johnson's combined retirement income from the Pension Plan and the SERP will be an amount equal to his Pension Plan benefit calculated (a) as if he had 25 credited years of service under the Pension Plan, (b) without regard to any limitation imposed by the Code or ERISA, (c) without regard to his participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan and (d) on the basis of the average of the highest three years of his salary and bonus compensation during the five-year period immediately preceding retirement.

                 (3) Mr. McKemy's combined retirement income from the Pension Plan and the SERP will be an amount equal to his Pension Plan benefit calculated (a) without regard to any limitation imposed by the Code or ERISA,
(b) without regard to his participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan and (c) on the basis of the average of the highest three years of his salary and bonus compensation during the five-year period immediately preceding retirement.

         SERP benefits to be provided in accordance with the Supplemental Annual Benefit Determinations described in subparagraphs (1) through (3) above will become funded upon a "Change in Control" of the Corporation, as defined in the Change in Control Agreements described below. In this regard, the Corporation has established a Trust with United Missouri Bank, N.A., as Trustee (the "Trust"). The Trust may be funded by the Corporation at any time to secure payment of certain SERP benefits not otherwise paid by the Corporation. Upon a Change in Control, the Corporation is required to fund the Trust, which becomes irrevocable.

         If a Change in Control were to occur at the present time, the Five Reporting Officers would have estimated annual benefits vested under the SERP in approximately the following amounts: Mr. Pugh - $666,000; Mr. McDonald - $270,000; Mr. Charron - $223,000; Mr. Johnson - $222,000; and Mr. McKemy -
$48,000.


DIRECTORS' COMPENSATION

         Directors who are not salaried officers or employees of
the Corporation or its subsidiaries are paid an annual stipend of
$25,000 payable monthly, plus a fee of $1,200 for each Board meeting attended. Outside directors who serve on committees are paid $1,000 for each meeting attended which is held on a day when a meeting of the Board is not
convened.   An additional stipend of $500 is paid to outside directors serving on any committee of the Board for each meeting attended which is held on a day when a meeting of the Board is convened. Outside directors serving as chairmen of committees receive an additional stipend of $200 for each committee meeting attended held on days other than when meetings of the Board are convened and $100 for each committee meeting attended held on days when meetings of the Board are convened. Also, travel and lodging expenses are reimbursed. No director who is a salaried officer or employee of the Corporation or one of its subsidiaries receives any compensation in addition to his regular salary for attendance at meetings of the Board or any of its committees. Outside directors may elect to defer a portion or all of their compensation under the Corporation's Deferred Compensation Plan. The Corporation's obligation to pay the sums deferred is unsecured. Deferred sums are payable to the participant upon retirement, termination of service or such other date or age specified in advance by the participant. The Corporation has been advised that under current federal tax law, a participant will not be taxed on the amount of compensation deferred until it is paid to the participant pursuant to the Plan. Two directors have elected to defer compensation.


CHANGE IN CONTROL ARRANGEMENTS

         CHANGE IN CONTROL AGREEMENTS

         The Corporation has entered into Change in Control Agreements with certain executives of the Corporation (the "Agreements"). The Agreements provide severance benefits to the designated executives in the event their employment is terminated within a specified period after a "Change in Control" of the Corporation, as such term is defined in the Agreements.

         The Agreements generally have a term of three years with automatic annual extensions. The Agreements may be terminated, subject to the limitations outlined below, by the Corporation upon notice to the executive and are automatically terminated if the executive's employment with the Corporation ceases. The Corporation may not terminate the Agreements (a) if it has knowledge that any third person has taken steps or has announced an intention to take steps reasonably calculated to effect a Change in Control or (b) within a specified period of time after a Change in Control occurs. Severance benefits include the lump sum payment of amounts ranging from 1.99 to 2.99 times the average annual compensation for the five taxable years ending prior to the date on which a Change in Control of the Corporation occurred.

         There are no limitations on the total payments to be made to an executive upon a Change in Control to prevent such payments from constituting excess "parachute payments" (as that term is defined in the Code). Executives also receive additional payments under the Agreements to reimburse them for any increased taxes, penalties and interest resulting from severance payments under the Agreements by reason of such payments being treated as excess parachute payments (including payments to reimburse the executives for increased taxes).

         In addition, the Agreements also provide for funding of the severance benefits payable upon a Change in Control. In this regard, the Corporation has established a Trust with United Missouri Bank, N.A., as Trustee. Upon a Change in Control, the Corporation will fund the Trust in an amount equal to the severance benefits payable under the Agreements. The Trust secures payment to the executives of severance benefits payable under the Agreements, to the extent not paid by the Corporation. (Also see FUTURE REMUNERATION - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.)

         Had there been a "Change in Control" as of the end of the Corporation's 1993 fiscal year, approximate payments under the Agreements for the Five Reporting Officers would have been as follows: Mr. Pugh - $4,373,252; Mr. McDonald - $1,656,122; Mr. Charron - $1,641,474; Mr. Johnson - $1,626,524;
and Mr. McKemy - $974,094.

         Under the terms of the Agreements, the executives also would be entitled to supplemental benefits, such as rights to exercise stock options, lump sum payments under the Corporation's SERP, continued life and medical insurance for specified periods after termination, entitlements under retirement plans and a lump sum payment upon attaining retirement age. Upon a Change in Control, the Corporation also will pay all reasonable legal fees and related expenses incurred by the executives as a result of the termination of their employment or in obtaining or enforcing any right or benefit provided by the Agreements.

         EXECUTIVE DEFERRED SAVINGS PLAN

         In February 1992, the Corporation established the Executive Deferred Savings Plan, which is an unfunded, non-qualified deferred compensation arrangement for a select group of management and highly compensated employees of the Corporation and certain of its subsidiaries. Eligibility in the Plan is limited to executives at Salary Grade 20 and above, including the Five Reporting Officers.

         The Plan permits an eligible employee to defer the receipt of a specified portion of his or her compensation until the date of retirement, disability, death or termination of employment. Under the Plan, the Corporation's obligation to pay the sums deferred and gains or losses credited thereto is unfunded and unsecured. However, the Corporation has established an irrevocable trust with United Missouri Bank, N.A., as Trustee (the "Trust"), and the Corporation may make contributions to the Trust at any time to provide funds for payment of Plan benefits not otherwise paid by the Corporation. Upon a "Change in Control" of the Corporation, as defined in the Trust Agreement, the Corporation is required to contribute to the Trust the amount accrued for each employee under the Plan through the current year and not yet contributed to the Trust.

         Had there been a Change in Control as of the end of the Corporation's 1993 fiscal year, approximate benefits under the Plan for the Five Reporting Officers would have been as follows: Mr. Pugh - $55,553; Mr. McDonald - $134,208; Mr. Charron - $103,726; Mr. Johnson - $51,145; and Mr. McKemy -
$85,194.


         TAX-ADVANTAGED SAVINGS PLAN

         The Corporation's Tax-Advantaged Savings Plan permits an eligible salaried employee to defer the receipt of up to 8% of his or her compensation (subject to an annual limit in 1994 of $9,240) until the date of retirement, disability, death or termination of employment. All salaried employees, except executives at Salary Grade 20 and above (including the Five Reporting Officers), are eligible to participate in the Plan upon completion of one year of credited service. The Plan was amended in January 1990 to increase the Corporation's contribution and add an Employee Stock Ownership Plan ("ESOP") component to the Plan.

         In January 1990, the ESOP trustee borrowed $65 million from the Corporation for the purpose of acquiring for the ESOP 2,105,263 shares of Series B ESOP Convertible Preferred Stock ("Series B Stock") from the Corporation. Shares of Series B Stock are allocated to Plan participants' accounts as the loan balance is amortized by payments from the Corporation's matching contributions, dividends on the Series B Stock and additional contributions by the Corporation, if any.

         The Plan provides that upon a "Change in Control" of the Corporation (as that term is defined in the Plan) (i) the Corporation shall immediately make a contribution to the Plan in an amount sufficient to satisfy the balance of all outstanding "Acquisition Loans" (as that term is defined in the Plan);
(ii) the ESOP trustee shall immediately use such contribution to satisfy all outstanding Acquisition Loans; and (iii) unallocated shares of

Series B Stock shall be allocated to participants' accounts in proportion to their compensation.

         Had there been a Change in Control as of the end of the Corporation's 1993 fiscal year, approximate benefits under the Plan for the Five Reporting Officers would have been as follows: Mr. Pugh - $244,735; Mr. McDonald
- - $142,629; Mr. Charron - $38,856; Mr.  Johnson - $120,231; and Mr. McKemy -
$136,996. These amounts are the currently vested benefits under the Plan for the named executives.

COMPARATIVE TOTAL SHAREHOLDER RETURN CHART

         Proxy disclosure rules relating to executive pay require a graphic comparison of the total return of $100 invested in the S&P 500, a relevant peer group, and the Corporation's stock after a five-year period. Given the specific point-to-point method prescribed, the beginning and ending stock prices are critical to the picture that is drawn. The Corporation's long-term shareholder has been handsomely rewarded; shorter time frames may depict better or worse performances. For this reason, the Corporation will consistently show five-year and ten-year performance graphs to enable long-term investors to judge for themselves whether they have been rewarded adequately.

                               PERFORMANCE GRAPHS

         Shown below is a five-year and ten-year comparison of the Corporation's total shareholder return (stock price growth plus dividends) versus the returns associated with the S&P 500 and S&P Textile (Apparel Manufacturers) Indices, respectively.



   Measurement Period                                         S&P Textile
  (Fiscal Year Covered)        VF Corp         S&P 500       (Apparel Mfrs)
      1/1/89                     100            100              100
      12/89                      114            132              130
      12/90                       69            128              110
      12/91                      153            166              175
      12/92                      211            179              188
      12/93                      187            197              147


                 Over a five-year period, the Corporation's total return of 87% compares with 97% and 47% for the S&P 500 and S&P Textile (Apparel Manufacturers) Indices, respectively.


   Measurement Period                                         S&P Textile
  (Fiscal Year Covered)        VF Corp         S&P 500       (Apparel Mfrs)
      1/1/84                     100            100              100
      12/84                       92            106               99
      12/85                      185            140              172
      12/86                      224            166              243
      12/87                      182            174              203
      12/88                      220            203              229
      12/89                      251            267              299
      12/90                      151            259              252
      12/91                      337            338              402
      12/92                      464            364              431
      12/93                      412            401              337


                 Over a ten-year period, the Corporation's total return of 312% compares with 301% and 237% for the S&P 500 and S&P Textile (Apparel Manufacturers) Indices, respectively.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

         Shown below are persons known by the Corporation to have voting power and/or investment power over more than 5% of its Common Stock and Series B Stock, except as otherwise indicated in the footnotes below, as well as certain other information, all as of March 1, 1994.

          BENEFICIAL OWNER              AMOUNT               PERCENT
          AND NATURE OF                 OF BENEFICIAL        OF
          OWNERSHIP                     OWNERSHIP 1          CLASS
- --------------------------------------------------------------------
                              Common Stock
                              ------------


William E. Pike, M. Rust Sharp
and PNC Bank, N.A., P.O. Box
7648, Philadelphia, PA 19101, as Trustees
under Deeds of Trust dated August 21,
1951 2 3 4............................... 6,972,668 shares   10.8%

William E. Pike, M. Rust Sharp
and PNC Bank, N.A., P.O. Box
7648, Philadelphia, PA 19101, as Trustees
under the Will of John E. Barbey,
deceased 2 3 4.......................... 4,488,976 shares    7.0%
                                         ----------------

                     Total..............11,461,644 shares   17.8%


                   Series B ESOP Convertible Preferred Stock
                   -----------------------------------------

United Missouri Bank, N.A.,
P.O. Box 419226, Kansas City,
MO  64179, as Trustee of the Corporation's
Tax-Advantaged Savings Plan for
Salaried Employees                       2,050,491 shares    100%
- --------------------------------------------------------------------


1 None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act.

2        Messrs. Pike and Sharp are directors of the Corporation.

3 Present life tenants and remaindermen under the Will are various. All present life tenants and all or most future life tenants and/or remaindermen under the Deeds of Trust are, or will be, descendants of John E. Barbey. No individual life tenant or remainderman may, within 60 days, attain beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act which exceeds 5% of the outstanding shares.

4 Including shares in the above table, PNC Bank, N.A. held a total of 11,567,894 shares (17.9% of the class outstanding) of the Corporation's Common Stock in various trust and agency accounts on December 31, 1993. As to all such shares, the Bank had sole voting power over 102,650 shares, shared voting power over 11,464,444 shares, sole investment power over 42,938 shares and shared investment power over 11,488,456 shares. Including shares held by PNC Bank, N.A., its holding company parent, PNC Bank Corp, held a total of 127,030 shares with sole voting power, 11,464,444 shares with shared voting power, 44,288 shares with sole investment power and 11,499,456 shares with shared investment power.

COMMON SHARE OWNERSHIP OF MANAGEMENT

         The following table reflects, as of March 1, 1994, the total Common Stock ownership of the Corporation by each director and the Five Reporting Officers, and by all directors and officers as a group. Each named individual and all members of the group exercise sole voting and investment power, except as indicated in the several footnotes. The percentage of shares owned beneficially by each named person other than Messrs. Pike and Sharp does not exceed 1% of the Common Stock outstanding.

                                 Amount and Nature of
                                 Beneficial Ownership
                                 --------------------

                                   Shares       Option Shares       Percent
     Name                          Owned        Exercisable1        of Class
- ----------------------------------------------------------- ----------------
Robert D. Buzzell..........           800           3,600              --
Edward E. Crutchfield, Jr..         1,500           2,100              --
Ursula F. Fairbairn........           200           - 0 -              --
Barbara S. Feigin..........         1,900           2,100              --
Roger S. Hillas............         3,538           2,100              --
Leon C. Holt, Jr...........         3,000           3,600              --
J. Berkley Ingram, Jr......         3,500           2,100              --
Robert F. Longbine.........         2,000 2         3,600              --
Mackey J. McDonald.........         8,719 3       100,000              --
William E. Pike...........     11,464,044 4         3,600            17.7%
Lawrence R. Pugh...........        25,401         481,800              --
M. Rust Sharp.............     11,462,644 4         3,600            17.7%
L. Dudley Walker...........        19,500           2,100              --
Paul R. Charron............         1,000          99,000              --
Gerard G. Johnson..........        10,016         101,000              --
Harold D. McKemy...........         4,060          39,000              --
All Directors and
Officers as a Group
(26 persons)..............     11,580,810 5     1,034,061            17.9%

1 All shares in the column "Option Shares Exercisable" are subject to options under the 1982 Stock Option Plan and/or the 1991 Stock Option Plan.

2        Mr. Longbine shares voting and investment power with his wife.

3        Includes 4,000 shares solely owned by his wife.

4 The figures with regard to the share ownership of Messrs. Pike and Sharp include the 11,461,644 shares reported under Certain Beneficial Owners, as to which they share voting and investment power with PNC Bank, N.A. as trustees.

5 Includes 12,078 shares solely owned by the spouses of three officers and two directors.

PROPOSAL 1

RELATING TO APPROVAL OF THE 1991 STOCK OPTION PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE AND TO QUALIFY THE PLAN AS PERFORMANCE-BASED COMPENSATION

         INTRODUCTION. On December 7, 1993, the Board of Directors adopted and recommended for approval by the shareholders a resolution to amend the 1991 Stock Option Plan (the "1991 Plan") to increase the number of shares available for future option grants by three million shares.

         The 1991 Plan is designed to improve the performance of the Corporation and its subsidiaries and, by doing so, to serve the interests of the shareholders. By encouraging ownership of shares of Common Stock among those who play significant roles in the Corporation's success, the 1991 Plan aligns the interests of non-employee directors, management and other key employees of the Corporation with those of the shareholders by relating capital accumulation to increases in shareholder value. The 1991 Plan also has a positive effect on the Corporation's ability to attract, motivate and retain personnel of outstanding leadership and management ability.

         Increasing the number of shares authorized for issuance under the 1991 Plan is necessary to continue utilization of stock ownership as an incentive for officers and key employees of the Corporation.

         MATERIAL FEATURES OF THE 1991 PLAN. Pursuant to shareholder approval, the 1991 Plan became effective in 1992. Under the 1991 Plan, non-qualified and incentive stock options (as defined in Section 422 of the Code) and limited stock appreciation rights may be granted to eligible employees of the Corporation and its subsidiaries. In addition, non-employee directors of the Corporation are granted automatically non-qualified stock options and limited stock appreciation rights on an annual basis. However, no person who owns immediately before the grant of an incentive option, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Corporation or any subsidiary is eligible for the grant of an incentive stock option.

         Option grants to eligible employees normally are made annually. Eligible employees include those who participate in the Corporation's Annual Discretionary Management Incentive Compensation Plan and are selected from key employees of the Corporation and its subsidiaries. Such selection may be by individual or by class. The number of option shares granted to eligible employees typically is based on an optionee's salary, with adjustments to the number of shares depending on the optionee's performance.

         Under the 1991 Plan, limited stock appreciation rights may be granted to optionees. A limited stock appreciation right entitles the optionee upon a "Change in Control" of the Corporation, as defined in the 1991 Plan, to receive, upon surrender of the related stock option and exercise of the limited stock appreciation right, cash in an amount equal to the difference between the exercise price per share of Common Stock subject to the stock option and the fair market value of a share of Common Stock.

         Upon a Change in Control and certain other significant corporate changes such as a reorganization, merger or consolidation, the Organization and Compensation Committee of the Board of Directors may, in its discretion and without obtaining shareholder approval, take one or more of the following actions with respect to any outstanding stock options: (i) accelerate the exercise dates of any or all outstanding stock options; (ii) grant limited stock appreciation rights to holders of outstanding options; (iii) pay cash to any or all holders of stock options in exchange for the cancellation of their outstanding stock options; (iv) grant new stock options to participants in the 1991 Plan; and/or (v) make any other adjustments or amendments to outstanding stock options (other than reduction of the exercise price or extending the term) or determine that there shall be substitution of new stock options by any successor to the Corporation.

         Under the 1991 Plan, in December of each year each non-employee director is automatically granted an award consisting of a non-qualified stock option to purchase shares of Common Stock and, with respect to such number of shares of Common Stock, a limited stock appreciation right. The limited stock appreciation right component of the award will be exercisable only in the event of a Change in Control. The number of shares of Common Stock subject to each non-qualified stock option granted to each non-employee director will be determined with reference to the fair market value of the Common Stock on the day immediately preceding the date of automatic grant, as set forth in the following table:


- --------------------------------------------------------------------------
                                           The number of shares of
If the fair market value                   Common Stock subject to
on the day preceding the                   the non-qualified stock option
automatic grant is:                        grant shall be:
- --------------------------------------------------------------------------
Less than $10.00                                         600
Between $9.99 and $20.00                                 900
Between $19.99 and $30.00                              1,200
Between $29.99 and $40.00                              1,500
Between $39.99 and $50.00                              1,800
Between $49.99 and $60.00                              2,100
Between $59.99 and $70.00                              2,400
and, thereafter, in                        and, thereafter, in similar
similar increments of $10.00               increments of 300 shares

- -------------------------------------------------------------------------


      Generally, an option may not be exercised within one year after the date of grant; however, the Committee at the time that an option is granted may establish a shorter period or waive the one-year restriction as to any optionee due to special circumstances, including but not limited to the granting of an option to an employee or director within one year of his or her retirement. Options are exercisable at an exercise price per share equal to the fair market value of a share of the Corporation's Common Stock on the date of grant. Options granted under the 1991 Plan may be exercised for 10 years after the date of grant, or such shorter period as the Committee may determine. The aggregate fair market value (determined at the time the option was granted) of the shares of Common Stock with respect to which incentive options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The Board of Directors has amended the 1991 Plan, subject to shareholder approval, to fix an annual 100,000 limit on the number of stock options which may be granted to any optionee. No option may be transferred by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the optionee's lifetime only by the optionee.

      At the election of the holder of a non-qualified option and subject to the rules established by the Committee, any required withholding taxes may be satisfied by the Corporation withholding shares of Common Stock issued on the exercise of non-qualified option(s) that have a fair market value equal to or less than any required withholding taxes, or delivery by the holder to the

Corporation of sufficient Common Stock or cash to satisfy the withholding obligation.

DISTRIBUTION TABLE

      The following table shows (i) the aggregate number of option shares granted under the 1991 Plan during the past three fiscal years and (ii) the average per share option price thereof as to the Five Reporting Officers; all current executive officers as a group; all directors who are not executive officers, as a group; each nominee for election as director; each associate of such directors, executive officers or nominees; any person to receive 5% or more of the options; and all employees, including officers who are not executive officers, as a group, who are eligible to receive stock options. Assuming shareholder approval of the 1991 Plan, as amended, the options granted by the Board of Directors in December 1993 pursuant to the 1991 Plan are not exercisable until December 7, 1994. The options and limited stock appreciation rights relate only to shares of Common Stock.

                        1991 STOCK OPTION PLAN BENEFITS


                                                                                       Period from December 30, 1990
                                                                                           through January 1, 1994
                                                                                       -----------------------------
                                                                                             Options Granted 1
                                                                                       -----------------------------

                                                                                     Number of         Exercise Price Per
                                                                                      Shares                Share 2
                                                                                     ----------        -----------------
L.R. Pugh . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             296,800                 46.10

M.J. McDonald . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             111,000                 46.10

P.R. Charron  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              98,000                 46.10

G.G. Johnson  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              97,000                 46.10

H.D. McKemy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              49,000                 46.10

All executive officers, as a group (10)*  . . . . . . . . . . . . . . . .             833,050                 46.10

All directors, who are not executive officers, as a group (11)* . . . . .              52,500                 46.10

Nominees for election as a director:. . . . . . . . . . . . . . . . . .

  Roger S. Hillas . . . . . . . . . . . . . . . . . . . . . . . . . . .                 5,400                 46.10

  William E. Pike . . . . . . . . . . . . . . . . . . . . . . . . . . .                 5,400                 46.10

  M. Rust Sharp . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 5,400                 46.10

  L. Dudley Walker  . . . . . . . . . . . . . . . . . . . . . . . . . .                 5,400                 46.10

Each associate of any of the above (0)* . . . . . . . . . . . . . . . .                  N/A                   N/A

All employees, including  all current officers who are not
  executive officers, as a group (561)* . . . . . . . . . . . . . . . .             3,165,115                 46.10


* Brackets indicate approximate number of people in each class.

1 Limited stock appreciation rights are attached to non-qualified options. The limited stock appreciation rights are also contingent upon shareholder approval of the amendment to the 1991 Stock Option Plan.

2 The exercise price represents the average exercise price of such options granted during the period through January 1, 1994.

TAX CONSEQUENCES OF ISSUANCE AND EXERCISE OF OPTIONS

         The 1991 Plan permits eligible employees of the Corporation and its subsidiaries to receive grants of incentive stock options, which qualify for certain tax benefits. In addition, the 1991 Plan permits eligible employees and non-employee directors of the Corporation to receive grants of non-qualified stock options, which do not qualify for special tax benefits, and limited stock appreciation rights.

         The 1991 Plan is not a qualified plan under Section 401(a) of the Code. The Corporation has been advised that under the Code, the following federal income tax consequences will result when incentive stock options or non-qualified stock options, or any combination thereof, are granted or exercised, although the following is not intended to be a complete statement of the applicable law.

         INCENTIVE STOCK OPTIONS. An optionee generally will not be deemed to receive any income for federal tax purposes at the time an incentive stock option is granted, nor will the Corporation be entitled to a tax deduction at that time. Upon the sale or exchange of the shares at least two years after the grant of the option and one year after receipt of the shares by the optionee upon exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized on such sale and the exercise price.

         Under the federal tax laws, the foregoing holding periods are not satisfied or the option is exercised more than three months after the optionee's employment has terminated, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. If the sale price exceeds the fair market value on the date of exercise, the gain in excess of the ordinary income portion will be treated as either long-term or short-term capital gain, depending on whether the stock has been held for more than 12 months on the date of sale. Any loss on disposition is a long-term or short-term capital loss, depending upon whether the optionee had held the stock for more than 12 months. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is a director or 10% shareholder of the Corporation or an officer of the Corporation subject to Section 16(b) of the 1934 Act. If the Corporation cancels an option, the optionee recognizes income to the extent of the amount paid by the Corporation to cancel the option over the optionee's basis in such option.

         No income tax deduction will be allowed the Corporation with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided that such shares are held at least two years after the date of grant and at least one year after the date of exercise. However, if those holding periods are not satisfied, the Corporation may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares, unless the optionee is one of the Five Reporting Officers and the deductibility limitation described below under "Qualification of the 1991 Plan as Performance-Based Compensation" applies.

         The exercise of an incentive stock option could subject an optionee to alternative minimum tax liability for federal income tax purposes.


         NON-QUALIFIED STOCK OPTIONS. An optionee will not be deemed to receive any income for federal tax purposes at the time a non-qualified stock option is granted, nor will the Corporation be entitled to a tax deduction at that time. At the time of exercise, however, the optionee will realize ordinary income in an amount equal to the excess of the market value of the shares at the time of exercise of the option over the option price of such shares. The Corporation is allowed a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee due to the exercise of a non-qualified stock option at the time of such recognition by the optionee, subject to the deductibility limitation if the shareholders do not approve the 1991 Plan, as amended. Upon the sale of shares acquired pursuant to the exercise of a non-qualified stock option, the optionee will recognize capital gain or loss equal to the difference between the selling price of the shares and the optionee's basis in the shares. The capital gain or loss will be long-term gain or loss if the optionee has held the stock for more than 12 months. The Corporation will not be entitled to a deduction with respect to any capital gain recognized by the optionee.

         STOCK-FOR-STOCK EXCHANGE. An optionee who exchanges "statutory option stock" of the Corporation in payment of the purchase price upon the exercise of an incentive stock option will be deemed to make a "disqualifying disposition" of the statutory option stock so transferred unless the applicable holding period requirements (two years from the date of the grant and one year after the exercise of an incentive option) with respect to such statutory option stock are met before the transfer. The Code defines "statutory option stock" to include stock acquired not only upon exercise of incentive stock options but also upon the exercise of qualified stock options and stock acquired under certain other stock purchase plans. If an optionee exercises non-qualified stock options by exchanging previously-owned statutory option stock, the Internal Revenue Service has ruled that the optionee will not recognize gain on the disposition of the statutory option stock (assuming the holding period requirements applicable to such statutory option stock have been satisfied) because of the non-recognition rule of Section 1036 of the Code.

         LIMITED APPRECIATION RIGHTS. The optionee generally will not recognize income at the time of the grant of a limited stock appreciation right. However, cash received pursuant to the exercise of a limited stock appreciation right will be treated as compensation taxable as ordinary income to the optionee. The

Corporation will be allowed a deduction equal to the amount of ordinary income recognized by the optionee due to exercise of the limited stock appreciation right at the time of such recognition by the optionee, subject to the deductibility limitation if the shareholders do not approve the 1991 Plan, as amended, and further subject to the limitation on the deduction of parachute payments.

INCREASE IN NUMBER OF SHARES

         A total of three million shares of Common Stock were initially reserved for issuance upon the exercise of options under the 1991 Plan. Pursuant to the terms of the 1991 Plan, options covering 165,710 shares had experienced and such shares became available for future grants. Prior to December 1993, options covering 3,054,369 shares had been granted under the 1991 Plan. In December 1993, the Board of Directors granted options under the 1991 Plan covering a total of 981,896 shares for approximately 570 employees, subject to approval by the shareholders of an increase in the number of shares authorized for issuance under the 1991 Plan by three million shares to six million shares. The increase in reserved shares is necessary to cover the options conditionally granted by the Board of Directors in December 1993. In addition, it is the Corporation's intention to continue making appropriate option grants on an annual basis. However, this cannot be accomplished without an increase in the number of shares authorized for issuance under the Plan.

QUALIFICATION OF THE 1991 PLAN AS PERFORMANCE-BASED COMPENSATION

         The 1991 Plan provides a maximum limit on the total number of shares for which options may be granted under the 1991 Plan, but it does not place any limit on the number of options which may be granted to any individual, except that no person who owns immediately before the grant of an incentive stock option more than 10% of the total combined voting power of all classes of stock of the Corporation or any subsidiary is eligible for the grant of an incentive stock option.

         Pursuant to recent tax legislation known as the Omnibus Budget Reconciliation Act of 1993 ("OBRA") and a regulation proposed by the Internal Revenue Service in December 1993, the allowable deduction for compensation paid or accrued with respect to the Five Reporting Officers will be limited to $1 million per year for fiscal years beginning on or after January 1, 1994 (the "deductibility limitation"). However, certain types of compensation are exempted from the deductibility limitation, including performance-based compensation. "Performance-based compensation" is compensation paid (1) upon the attainment of an objective performance goal or goals; (2) upon approval by the compensation committee of the Board or its equivalent and subject to an outside director requirement; and (3) pursuant to a plan which has received shareholder approval. The provisions of the 1991 Plan meet these requirements, except that the 1991 Plan does not fix a maximum individual award and, as amended, has not been approved by the shareholders. In order to exempt compensation under the 1991 Plan from the deductibility limitation, it is necessary to fix a maximum award to any individual and to have the shareholders approve such limitation and the amended 1991 Plan. The Board of Directors of the Corporation has amended the 1991 Plan by adding a new Section 5.4, reading as follows:

                          "5.4    Limit on Awards.  Commencing January 2, 1994,
                          Awards to any Employee under this Plan shall not exceed in the aggregate 100,000 Stock Options (with or without tandem Limited Rights) during any period of 12 consecutive months. The number of Limited Rights, if any, granted pursuant to Section 11.2 shall count toward the aggregate limit."

         The Board of Directors has directed that the 1991 Plan, as amended, be submitted to the shareholders for approval so that compensation paid under the 1991 Plan in the future will be exempt from the deductibility limitation described above and the number of shares authorized for issuance is increased.

VOTE REQUIRED. The affirmative vote of a majority of the shares present in person or by proxy is required for the approval of the 1991 Stock Option Plan, as amended.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1991 STOCK OPTION PLAN, AS AMENDED.


PROPOSAL 2

TO APPROVE AN EXECUTIVE INCENTIVE COMPENSATION PLAN

GENERAL

         The Board of Directors adopted, effective at the beginning of the current fiscal year, an Executive Incentive Compensation Plan (the "Plan") that provides the opportunity of annual incentive awards for the most senior members of the Corporation's management team. Such persons will be those designated by the Board of Directors from time to time as "executive officers" pursuant to Rule 16a-1(f) of the Securities Exchange Act of 1934. Although a similar Management Incentive Compensation Plan ("MICP") has operated for several years, the purpose of seeking shareholder approval of the Plan is to preserve the Corporation's tax deduction for all awards earned and paid under the Plan in 1994 and thereafter in accordance with the requirements of the Omnibus Budget Reconciliation Act of 1993 ("OBRA"). When the Plan was adopted by the Board, action was also taken to exclude the participants in the Plan from further participation in the MICP.

DESCRIPTION OF THE PLAN

         The Plan combines annually established goals related to earnings per share excluding the effects of extraordinary and nonrecurring items ("Performance") with executive incentive awards. For 1994, the relationship between Performance and award will have been established prior to March 31, 1994; for subsequent Plan years, the relationship is expected to be established prior to the beginning of the year. Based upon Performance, actual awards earned can range from 0 percent to 150 percent of the target award established for each participating position. The Organization and Compensation Committee of the Board (the "Committee") may, in its sole discretion, exercise negative discretion to reduce earned awards based upon additional factors. The maximum individual award for Performance in any given year is $1.5 million. For the preceding five years, the highest bonus award under the MICP to any of the executive officers named in the Summary Compensation Table other than the Chief Executive Officer was $340,000, and the range of awards to the Chief Executive Officer was $250,000 to $900,000. No payments have been made under the Plan for which shareholder approval is sought.

DISCUSSION OF OBRA

         For a discussion of OBRA, please refer to the second paragraph under "Qualification of the 1991 Plan as Performance-Based Compensation" above.

         Whether the Corporation can deduct the payments made under the Plan is determined when the award is paid, and the deduction is taken in the year in which the award was earned. If the Plan meets the three requirements described above, the payments made under the Plan will not be included in determining the deductibility limitation.

         Since the Committee will have discretion under the Plan to fix performance goals annually, applicable law requires that the Plan be submitted to the shareholders for approval every five years, and the Corporation expects to do so.

VOTE REQUIRED. The affirmative vote of a majority of the shares present in person or by proxy is required for approval of the Executive Incentive Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

         NEW PLAN BENEFITS TABLE

         The following table shows, as to the Five Reporting Officers, all current executive officers as a group; all current directors who are not executive officers as a group; and all employees, including all current officers who are not executive officers, as a group: (i) the number of stock options ("Units") which were granted in 1993 pursuant to the 1991 Stock Option Plan, subject to shareholder approval of the Plan, as amended, and; (ii) the dollar value of cash compensation which would have been awarded for the preceding fiscal year under the Executive Incentive Compensation Plan, assuming shareholder approval of such Plan.

                               NEW PLAN BENEFITS

                                     1991 Stock Option Plan                 Executive Incentive Compensation Plan
                            --------------------------------------          -------------------------------------

Name and Position                       Number of Units                                Dollar Value 1
- -----------------                       ---------------                                --------------
L.R. Pugh                                  55,000                                         $400,000
  Chairman of the Board
  and Chief Executive Officer

M.J. McDonald                              38,000                                          283,000
  President

P.R. Charron                               25,000                                          160,000
  Executive Vice President

G. G. Johnson                              20,000                                          130,000
  Vice President - Finance and
  Chief Financial Officer

H. D. McKemy                               10,000                                           75,000
  Vice President - Treasury and
  Financial Services

Executive Group (10 persons)              187,100                                        1,309,000

Non-Executive
  Director Group (11 persons)               - 0 -                                            N/A

Non-Executive Officer
  Employee Group (561 persons)            794,796                                            N/A


1 Based on the estimated amount of Executive Incentive Awards which would have been allocated to each person named in the table as of December 31, 1993 if the Executive Incentive Compensation Plan had been in effect at that time.

                          INDEPENDENT PUBLIC AUDITORS

      The accounting firm of Ernst & Young has been selected by the Audit Committee of the Board of Directors to serve as independent public auditors for the Corporation for the current year. One or more representatives of Ernst & Young will be present at the Annual Meeting of Shareholders to make a statement if they desire and to be available to respond to any appropriate questions.


                                 OTHER MATTERS

      The Board of Directors does not know of any other matter which is intended to be brought before the meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

      The enclosed proxy may be revoked by a later-dated proxy, by giving notice to the Secretary of the Corporation in writing prior to the meeting or by personal notification at the meeting prior to the voting.


         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Corporation, as well as persons who own more than 10% of a registered class of the Corporation's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. The Corporation believes that all Reporting Persons have timely complied with all filing requirements applicable to them except Gerard
G. Johnson, who filed a Form 4 on November 29, 1993, which inadvertently was 19 days late in reporting a purchase.


                            EXPENSES OF SOLICITATION

      The cost of this proxy solicitation will be borne by the Corporation. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Corporation without additional compensation. The Corporation has engaged D. F. King & Co., Inc. to solicit proxies in connection with the proxy statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to the Corporation of such solicitation is approximately $12,000. The Corporation will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

                           1995 SHAREHOLDER PROPOSALS

      In order for shareholder proposals for the 1995 Annual Meeting of Shareholders to be eligible for inclusion in the Corporation's proxy statement, they must be received by the Corporation at its principal office in Wyomissing, Pennsylvania, on or before November 15, 1994.

                                            By Order of the Board of Directors



                                                    L. M. TARNOSKI
                                               Vice President/Secretary

Dated:    March 17, 1994

                                     [LOGO]

VF CORPORATION                                                  March 17, 1994

To All Participants in the Tax-Advantaged Savings Plan:

      The Annual Meeting of Shareholders of VF Corporation will be held in Wyomissing, Pennsylvania on April 19, 1994. As a participant in the VF Tax-Advantaged Savings Plan for Salaried Employees (the "Plan"), you have a right to vote, through the Plan's Trustee, all shares standing to your credit in the Trust on March 1, 1994, the record date for voting at this year's Annual Meeting of Shareholders.

      Enclosed with this letter is the 1993 Annual Report of VF Corporation; the Proxy Statement, which describes the matters to be voted upon at the Annual Meeting; a Voting Instruction Card, which will permit you to vote the shares allocated to your account in the Plan; and a stamped, pre-addressed return envelope. You may exercise your right to vote by specifying your choices on the enclosed Voting Instruction Card and by signing and forwarding the Card to the Trustee in the enclosed envelope. The return envelope needs no postage if mailed in the United States. Your vote will be tabulated by United Missouri Bank, N.A., Trustee for the Plan, and voted by the Trustee, thereby preserving the confidentiality of your vote.

      Any shares of VF Corporation stock held by you as a shareholder apart from the Tax-Advantaged Savings Plan should be voted by execution of a proxy.

      If your Voting Instruction Card is not returned timely to the Trustee, the shares allocated to your account will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received from other participants in the Plan.

                       By Order of the Board of Directors



                                 L. M. Tarnoski
                            Vice President/Secretary

                             YOUR VOTE IS IMPORTANT
                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
               RETURN YOUR INSTRUCTIONS IN THE ENCLOSED ENVELOPE

                                    [FRONT]
                            VOTING INSTRUCTION CARD

                                 VF CORPORATION

   INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    OF VF CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO:   United Missouri Bank, N.A.,
      Trustee for the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the "Plan")

           The undersigned hereby instructs the Trustee to vote, in person or by proxy, the Common and/or Series B ESOP Convertible Preferred
Stock held by it and credited to my account under the Plan at the 1994 Annual Meeting of Shareholders of VF Corporation to be held on April 19, 1994, and at any adjournments thereof.

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

Nominees: Roger S. Hillas, William E. Pike, M. Rust Sharp,
          L. Dudley Walker

 / /  VOTE FOR all nominees listed            / /   VOTE WITHHELD from all
      above, except vote withheld                   nominees.
      from individual nominees as
      follows (if any):
      ----------------------------

PROPOSAL 1

APPROVAL OF THE 1991 STOCK OPTION PLAN, AS AMENDED

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1991 STOCK OPTION PLAN, AS AMENDED.

/  /   FOR              /  /  AGAINST          /  /  ABSTAIN

PROPOSAL 2

APPROVAL OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

/  /   FOR              /  /  AGAINST          /  /  ABSTAIN

                                         (Continued and to be signed on reverse)

(Continued from the other side)


      These instructions when properly executed and received timely by the Trustee will be followed by the Trustee in voting the shares of Common and/or Series B ESOP Convertible Preferred Stock held by it and credited to the account of the undersigned participant. If you return this card properly signed but do not otherwise specify your choices, shares will be voted FOR the Election of Directors, FOR approval of the 1991 Stock Option Plan, as amended, and FOR approval of the Executive Incentive Compensation Plan. If you do not return this card timely, your shares will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received from other participants in the Plan.



Signature of Participant:


________________________________


Dated:                  ________________, 1994


IMPORTANT:     Please sign and
date these instructions exactly
as your name appears hereon.


PLEASE SIGN, DATE AND RETURN THESE
INSTRUCTIONS PROMPTLY IN THE ENCLOSED
ENVELOPE.  NO POSTAGE REQUIRED IF
MAILED IN THE UNITED STATES.

                                  [FRONT SIDE]

                                 VF CORPORATION

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints L.R. Pugh and M.J. McDonald, and each of them, Proxies with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock of VF Corporation held of record by the undersigned on March 1, 1994, at the Annual Meeting of Shareholders of VF Corporation to be held on April 19, 1994, and at any adjournments thereof, and to vote as directed on the reverse side of this card and, in their discretion, upon such other matters not specified as may come before said meeting.

     ELECTION OF DIRECTORS                   Change of Address and Comments

     Nominees:  Roger S. Hillas           ___________________________________
                William E. Pike
                M. Rust Sharp             ___________________________________
                L. Dudley Walker
                                          ___________________________________
                                          (If you have written in the above
                                          space, please mark the corresponding
                                          box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
   THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                     SEE REVERSE
                                                                       SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE 1991 STOCK OPTION PLAN, AS AMENDED, AND FOR APPROVAL OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

Directors recommend a vote FOR all Nominees and FOR Proposals 1 and 2

                                        FOR     WITHHELD

  1.  Election of Directors              / /       / /   Change of Address/
                                                         Comments on       ----
                                                         Reverse Side
      (See reverse)

      For, except vote withheld from
      the following nominee(s):

   ------------------------------

                                        FOR     AGAINST    ABSTAIN

   2.  Proposal 1 -

       Approval of the 1991             /  /      /  /       /  /
       Stock Option Plan, as amended

                                        FOR     AGAINST    ABSTAIN

    3.  Proposal 2 -
        Approval of the Executive       /  /      /  /       /  /
        Incentive Compensation Plan



                       PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

                          NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign.
                                  When signing as attorney, executor,
                                  administrator, trustee or guardian,
                                  please give full title as such.


                      ------------------------------------------------------

                      ------------------------------------------------------
                      SIGNATURE(S)                     (DATE)

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act to 1934 (Amendment No. )

   Filed by the Registrant __

   Filed by a Party other than the Registrant __

   Check the appropriate box:

   __  Preliminary Proxy Statement

   _X  Definitive Proxy Statement

   __  Definitive Additional Materials

   __  Soliciting Material Pursuant to Exchange Act Rule 14a-11(c) or Rule
       14a-12

 ------------------------------------------------------------------------------
                                 VF Corporation
                  (Name of Registrant as Specified in its Charter)
 ------------------------------------------------------------------------------

                               Aloysius T. Lawn, IV
                     (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

   _X  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(1)(j)(2).

   __ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   __  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

       (1)  Title of each class of securities to which transaction applies:

 ------------------------------------------------------------------------------

       (2)  Aggregate number of securities to which transaction applies:

 ------------------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

 -----------------------------------------------------------------------------

       (4)  Proposed maximum aggregate value of transaction:

 ------------------------------------------------------------------------------

     __ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 ------------------------------------------------------------------------------

       (1)  Amount previously paid:

 ------------------------------------------------------------------------------

       (2)  Form, schedule or registration statement no.:

 ------------------------------------------------------------------------------

       (3)  Filing party:

 ------------------------------------------------------------------------------

       (4)  Date filed:

 ------------------------------------------------------------------------------







 ------------------------------------------------------------------------------

 ---------------------
     1 Set forth the amount on which the filing fee is calculated and state how it was determined.

THE FOLLOWING 1991 STOCK OPTION PLAN; DISCRETIONARY MANAGEMENT INCENTIVE COMPENSATION PLAN - ANNUAL AND DISCRETIONARY MANAGEMENT INCENTIVE COMPENSATION PLAN - ANNUAL (AS PROPOSED TO BE AMENDED) WILL NOT BE DISTRIBUTED TO SECURITY HOLDERS AND ARE BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO INSTRUCTION 3 TO SCHEDULE 14A, ITEM 10 OF THE EXCHANGE ACT.




                                V.F. CORPORATION
                             1991 STOCK OPTION PLAN


                                   ARTICLE I

                                    PURPOSE


         1.1 PURPOSE. The purpose of the V.F. Corporation 1991 Stock Option Plan (this "Plan") is to strengthen the ability of V.F. Corporation (the "Company") to attract, motivate, and retain employees of superior ability and to more closely align the interests of the nonemployee directors and management of the Company with those of its shareholders by relating capital accumulation to increases in shareholder value.


                                   ARTICLE II

                              GENERAL DEFINITIONS

         2.1 "Agreement" - The written instrument evidencing the grant to a Participant of an Award. Each Participant may be issued one or more Agreements from time to time, containing one or more Awards.

         2.2     "Award" - Any award granted under this Plan.

         2.3     "Board" - The Board of Directors of the Company.

         2.4     "Code" - The Internal Revenue Code of 1986, as amended.

         2.5 "Committee" - The Committee which the Board appoints to administer this Plan.

         2.6 "Common Stock" - The common stock of the Company as described in the Company's Articles of Incorporation, or such other stock as shall be substituted therefor.

         2.7     "Company" - V.F. Corporation, or any successor to the Company.

         2.8 "Date of Grant" - The date on which the granting of an Award is authorized by the Committee, unless another date is specified by the Committee or by a provision in this Plan applicable to the Award.

         2.9     "Director" - A member of the Board who is not an Employee.

         2.10 "Disposition" - Any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after his or her death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment.

         2.11 "Employee" - Any employee (including officers) of the Company or a Subsidiary.

         2.12 "Exchange Act" - The Securities Exchange Act of 1934, as amended.

         2.13 "Fair Market Value" - The average of the reported high and low sales price of the Common Stock (rounded up to the nearest one-tenth of a dollar) on the date on which Fair Market Value is to be determined (or if there was no reported sale on such date, the next preceding date on which any reported sale occurred) on the principal exchange or in such other principal market on which the Common Stock is trading.

         2.14 "Incentive Stock Option" - A Stock Option intended to satisfy the requirements of Section 422(b) of the Code.

         2.15 "Limited Stock Appreciation Right" or "Limited Right" - The rights specified in Article VIII.

         2.16 "Nonqualified Stock Option" - A Stock Option other than an Incentive Stock Option.

         2.17 "Participant" - A key Employee selected by the Committee to receive an Award or a Director who has received an Award pursuant to Article X.

         2.18 "Retirement" - Employment separation on account of early, normal, or late retirement, as described in the V.F. Corporation Pension Plan or any successor plan thereto.

         2.19    "Rule 16b-3" - Rule 16b-3 shall have the meaning assigned in
Section 4.1.

         2.20    "Securities Act" - The Securities Act of 1933, as amended.

         2.21 "Stock Option" - An award of a right to purchase Common Stock pursuant to Article VII.

         2.22    "Subsidiary" - A "subsidiary corporation" as defined in
Section 424(f) of the Code that is a subsidiary of the Company.


                                  ARTICLE III

                   SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         3.1 COMMON STOCK AUTHORIZED. Subject to the provisions of this Article and Article XI, the total aggregate number of shares of Common Stock that may be issued, transferred or exercised pursuant to Awards shall not exceed 3,000,000 shares.

         3.2 LIMITATION OF SHARES. For purposes of the limitations specified in Section 3.1, the following principles apply: (a) a decrease in the number of shares which thereafter may be issued or transferred for purpose of
Section 3.1 shall result from the delivery of shares of Common Stock upon exercise of a Stock Option or Limited Stock Appreciation Right in any manner;
(b) shares of Common Stock with respect to which Stock Options and Limited Stock Appreciation Rights expire, are cancelled without being exercised, or are otherwise terminated may be regranted under this Plan; and (c) if any shares of Common Stock related to an Award are not issued or, for any reason, cease to be issuable or are forfeited, such shares of Common Stock shall no longer be charged against the limitation provided for in Section 3.1 and shall be available again for the grant of Awards.

         3.3 SHARES AVAILABLE. At the discretion of the Board or the Committee, the shares of Common Stock to be delivered under this Plan shall be made available either from authorized and unissued shares of Common Stock or shares of Common Stock controlled by the Company, or both; provided, however, that absent such determination by the Board or the Committee to the contrary, in whole or in part, the shares shall consist of the Company's authorized but unissued Common Stock.

         3.4      AWARD ADJUSTMENTS.  Subject to the limitations set forth in
Article XIII, the Committee may make any adjustment in the exercise price or the number of shares subject to, or the terms of, a Nonqualified Stock Option or Limited Stock Appreciation Right. Such adjustment shall be made by amending, substituting or cancelling and regranting an outstanding Nonqualified Stock Option or Limited Stock Appreciation Right with the inclusion of terms and conditions that may differ from the terms and conditions of the original Nonqualified Stock Option or Limited Stock Appreciation Right. If such action is effected by amendment, the effective date of such amendment shall be the date of the original grant.


                                   ARTICLE IV

                           ADMINISTRATION OF THE PLAN

         4.1 COMMITTEE. This Plan shall be administered by the Committee, which shall consist of three or more Directors of the Company, all of whom are "disinterested persons," as such term is defined under the rules and regulations adopted, from time to time, by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, including specifically but without limitation, Rule 16b-3 or any successor rule thereto. The Committee may, in its discretion, delegate its duties under this Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to Participants subject to Section 16(b) of the Exchange Act. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by action of the Board.

         4.2 POWERS. The Committee has discretionary authority to determine the key Employees to whom, and the time or times at which, Awards shall be granted. The Committee also has authority to determine the amount of shares of Common Stock that shall be subject to each Award (other than Awards to Directors), and the terms, conditions, and limitations of each Award, subject to the express provisions of this Plan. The Committee shall have the discretion to interpret this Plan and to make all other determinations necessary for Plan administration. The Committee has authority to prescribe, amend and rescind any rules and regulations relating to this Plan, subject to the express provisions of this Plan. All Committee interpretations, determinations, and actions shall be in the sole discretion of the Committee and shall be binding on all parties. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency.

         4.3      AWARD TERMS.   Awards shall be evidenced by an Agreement and
may include any terms and conditions consistent with this Plan, as the Committee may determine.

         4.4 NO LIABILITY. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Award under this Plan.


                                   ARTICLE V

                                  ELIGIBILITY

         5.1 PARTICIPATION. Subject to Section 5.3, Participants shall be selected from the key Employees of the Company and its Subsidiaries. Such designation may be by individual or by class.

         5.2 INCENTIVE STOCK OPTION ELIGIBILITY. No person shall be eligible for the grant of an Incentive Stock Option who owns (within the meaning of Section 422(b) of the Code), or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

         5.3 BOARD PARTICIPATION. Any Director (who is not an Employee of the Company or a Subsidiary) shall be granted Awards under this Plan pursuant to Article X.


                                   ARTICLE VI

                                FORMS OF  AWARDS

         6.1 AWARD ELIGIBILITY. The forms of Awards under this Plan are Stock Options as described in Article VII and Limited Stock Appreciation Rights as described in Article VIII. The Committee may, in its discretion, permit holders (other than Directors) of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards.


                                  ARTICLE VII

                                 STOCK OPTIONS

         7.1 EXERCISE PRICE. The exercise price of Common Stock under each Stock Option shall be equal to 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

         7.2 TERM. Stock Options may be exercised as determined by the Committee, provided that Incentive Stock Options may in no event be exercised later than 10 years from the Date of Grant or granted later than 10 years from the date of adoption of this Plan. During the Participant's lifetime, only the Participant may exercise an Incentive Stock Option. The Committee may amend the terms of an Incentive Stock Option at any time to include provisions that have the effect of changing such Incentive Stock Option to a Nonqualified Stock Option, or vice- versa (to the extent any such change is permitted by applicable law).

         7.3 METHOD OF EXERCISE. Upon the exercise of a Stock Option, the exercise price shall be payable in full in cash or an equivalent acceptable to the Committee. No fractional shares shall be issued pursuant to the exercise of a Stock Option, and no payment shall be made in lieu of fractional shares. At the discretion of the Committee and provided such payment can be effected without causing the Participant to incur liability under Section 16(b) of the Exchange Act, the exercise price may be paid by assigning and delivering to the Company shares of Common Stock or a combination of cash and such shares equal in value to the exercise price. Any shares so assigned and delivered to the Company in payment or partial payment of the exercise price shall be valued at the closing market price of the Common Stock on the principal exchange or in such other principal market on which the Common Stock is trading on the exercise date.

                 In addition, at the request of the Participant and to the extent permitted by applicable law, the Company in its discretion may selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Company the exercise price of the Stock Options being exercised, and the Company, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.

         7.4 LIMITATION ON INCENTIVE STOCK OPTIONS. With respect to Incentive Stock Options, the aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all stock option plans of the Company and its Subsidiaries) shall not exceed $100,000, or such other amount as may be prescribed under the Code or applicable regulations or rulings from time to time.


                                  ARTICLE VIII

                       LIMITED STOCK APPRECIATION RIGHTS

         8.1 GRANT. The grant of Limited Stock Appreciation Rights under this Plan shall be subject to the terms and conditions of this Article VIII and shall contain such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee shall deem desirable. A Limited Right is a stock appreciation right which is effective only upon a Change in Control (as defined in Section 11.2) and is payable only in cash.
The amount of payment to which any grantee of such a Limited Right shall be entitled upon exercise shall be equal to the difference between the exercise price per share of any Common Stock covered by a Stock Option in connection with, whether or not in tandem, such Limited Right and the "Market Price" of a share of Common Stock. For purposes of this Section 8.1, the term "Market Price" shall mean the greater of (i) the highest price per share of Common Stock paid in connection with the Change in Control and (ii) the highest price per share of Common Stock reflected in the NYSE Transactions Report during the sixty-day period prior to the Change in Control. If the Limited Rights are exercised, the tandem Stock Options shall cease to be exercisable to the extent of the Common Stock with respect to which such Limited Rights are exercised.


                                   ARTICLE IX

                      FORFEITURE AND EXPIRATION OF  AWARDS

         9.1 TERMINATION. Subject to the express provisions of this Plan and the terms of any applicable Agreement, the Committee, in its discretion, may provide for the forfeiture or continuation of any Award for such period and upon such terms and conditions as are determined by the Committee in the event that a Participant ceases to be an Employee. In the absence of Committee action or contrary provisions in an Agreement, the following rules shall apply:

                 (a) with respect to Stock Options, in the event of Retirement, the Stock Options shall continue to vest according to the original schedule, but no Stock Options may be exercised after the expiration of the earlier of the remaining term of such Stock Options or 36 months (12 months in the case of Incentive Stock Options) following the date of Retirement; in the event of permanent and total disability, the Stock Options shall continue to vest according to the original schedule, but no Stock Options may be exercised after the expiration of the earlier of the remaining term of such Stock Options or 12 months following the date of permanent and total disability; in the event of death, Stock Options held at the time of death by the Participant may be exercised by the estate or beneficiary of such Participant until the expiration of the earlier of the remaining term of such Stock Options or three years from the date of death; in the event of the

Participant's voluntary separation of employment, the Stock Options shall terminate and be forfeited as of the date of separation of employment; in the event of the Participant's involuntary separation of employment, the Stock Options shall be exercisable until the end of the period of the Participant's receipt of installments of severance pay, if any, from the Company; in the event of an involuntary separation of employment without severance pay or if severance pay is paid in a lump sum, the Stock Options shall not be exercisable after the date of separation of employment;

                 (b) with respect to Limited Rights, in the event of Retirement or permanent and total disability, the Limited Rights shall continue in effect for six months following separation of employment, and such Limited Rights may be exercised during such six-month period; in the event of the Participant's death or voluntary separation of employment, the Limited Rights shall terminate as of the date of separation of employment; provided that Limited Rights pursuant to Section 8.1 may be exercised in accordance with their terms by the holder thereof who separated from employment following a Change in Control, without respect to the separation of employment of such holder.

         9.2 LEAVE OF ABSENCE. With respect to an Award, the Committee may, in its sole discretion, determine that any Participant who is on leave of absence for any reason shall be considered to still be in the employ of the Company, provided that rights to such Award during a leave of absence shall be limited to the extent to which such rights were earned or vested when such leave of absence began.

                                   ARTICLE X

                            GRANT OF  STOCK OPTIONS
                 AND LIMITED RIGHTS TO (NONEMPLOYEE) DIRECTORS

         10.1 GRANT. On the first Tuesday of each December, commencing December 3, 1991, each Director shall be granted automatically an Award consisting of (a) a Nonqualified Stock Option to purchase shares of Common Stock (as constituted on December 3, 1991) and (b) with respect to such number of shares of Common Stock, a Limited Right, subject to applicable law. In respect to any Award under this Section 10.1, the Limited Right component of the Award shall be exercisable only as set forth in Section 8.1 of this Plan. The number of shares of Common Stock to be subject to each Nonqualified Stock Option granted automatically under this Section 10.1 commencing December 3, 1991 and thereafter during the term of this Plan (subject to adjustment as provided in Section 11.1) shall be determined with reference to the Fair Market Value of the Common Stock on the day immediately preceding the date of automatic grant, as follows:

                                                   The number of shares
         If the Fair Market Value                  of Common Stock subject
         on the day preceding the                  to the Nonqualified Stock
         automatic grant is:                       Option grant shall be:
         ------------------------                  -------------------------
         Less than $10.00                                     600
         Between $9.99 and $20.00                             900
         Between $19.99 and $30.00                          1,200
         Between $29.99 and $40.00                          1,500
         Between $39.99 and $50.00                          1,800
         Between $49.99 and $60.00                          2,100
         Between $59.99 and $70.00                          2,400
         and, thereafter, in                       and, thereafter, in
         similar increments of $10.00              similar increments of
                                                   300 shares

                 The foregoing provisions of this Section 10.1 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

         10.2 TERMINATION. If a Director's service with the Company terminates by reason of permanent and total disability or retirement from active service as a director of the Company, any Award held by such Director may be exercised for a period of three years from the date of such termination or until the expiration of the Award, whichever is shorter, to the extent to which the individual would on the date of exercise have been entitled to exercise the Award if such individual had continued to serve as a

Director. If a Director's service with the Company terminates by reason of death or under mutually satisfactory conditions, or if a Director dies within the three-year period following termination by reason of permanent and total disability or retirement from active service as a director of the Company or within the one-year period following termination under mutually satisfactory conditions, any Award held by such Director may be exercised for a period of one year from the date of such termination or post-termination death, as the case may be, or until the expiration of the stated term of the Award, whichever is shorter, to the extent to which the individual would on the date of exercise have been entitled to exercise the Award if such individual had continued to serve as a Director. All applicable provisions of this Plan not inconsistent with this Article X shall apply to Awards granted to Directors; provided, however, that the Committee may not exercise discretion under any provision of this Plan with respect to Awards granted under this Article X to the extent that such discretion is inconsistent with Rule 16b-3. The maximum number of shares of Common Stock as to which Nonqualified Stock Options may be granted to any Director under this Plan shall be 25,000 shares of Common Stock (as constituted on December 3, 1991).


                                   ARTICLE XI

                             ADJUSTMENT PROVISIONS

         11.1 SHARE ADJUSTMENTS. If the number of outstanding shares of Common Stock is increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional, new, or different shares or other securities are distributed with respect to such shares of Common Stock or other securities through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock or other securities, an appropriate adjustment in order to preserve the benefits or potential benefits intended to be made available to the Participants may be made, in the discretion of the Committee, in all or any of the following: (i) the maximum number and kind of shares provided in Section 3.1; (ii) the number and kind of shares or other securities subject to then outstanding Awards; and (iii) the price for each share or other unit of any other securities subject to then outstanding Awards. The Committee may also make any other adjustments, or take such action as the Committee, in its discretion, deems appropriate in order to preserve the benefits or potential benefits intended to be made available to the Participants. Any fractional share resulting from such adjustment may be eliminated.

         11.2 CORPORATE CHANGES. Subject to Article XIII, upon (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger, or consolidation (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) of the Company with one or more corporations, following which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control, subject to the terms of any applicable Agreement, the Committee serving prior to the date of the applicable event may, to the extent permitted in Section 3.1 of this Plan, in its discretion and without obtaining shareholder approval, take any one or more of the following actions with respect to any Participant:

                 (a) accelerate the exercise dates of any or all outstanding Awards;

                 (b)      grant Limited  Rights to holders of outstanding Stock
Options;

                 (c) pay cash to any or all holders of Stock Options in exchange for the cancellation of their outstanding Stock Options;

                 (d)      grant new  Awards to any Participants; or

                 (e) make any other adjustments or amendments to outstanding Awards or determine that there shall be substitution of new Awards by such successor employer corporation or a parent or subsidiary company thereof, with appropriate adjustments as to the number and kind of shares or units subject to such awards and prices.

                 For purposes of this Plan and subject to the last sentence of this paragraph, a "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Exchange Act; provided that, without limitation, a Change in Control shall be deemed to have occurred if (a) any "Person" (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act), except for (i) those certain trustees under Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased (a "Trust" or the "Trusts"), and (ii) any employee benefit plan of the Company or any Subsidiary, or any entity holding voting securities of the Company for or pursuant to the terms of any such plan (a "Benefit Plan" or the "Benefit Plans"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (b) there occurs a contested proxy solicitation of the Company's shareholders that results in the contesting party obtaining the ability to vote securities representing 30% or more of the combined voting power of the Company's then outstanding securities; (c) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted; or
(d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan (i) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to, or a merger, consolidation or other reorganization involving the Company and, the Participant, alone or with other Participants, or any entity in which the Participant (alone or with other Participants) has, directly or indirectly, at least a 5% equity or ownership interest or (ii) in a transaction otherwise commonly referred to as a "management leveraged buy-out."

                 Clause (a) of the preceding paragraph to the contrary notwithstanding, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities solely as the result of an acquisition by the Company or any Subsidiary of the Company of voting securities of the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the combined voting power of the Company's then outstanding securities; provided, however, that if a Person becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities by reason of share purchases by the Company or any Subsidiary and shall, after such share purchases by the Company or a Subsidiary, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company, then a Change in Control of the Company shall be deemed to have occurred with respect to such Person under clause (a) of the preceding paragraph. The foregoing to the contrary notwithstanding, in no event shall a Change in Control of the Company be deemed to occur under the said clause (a) above with respect to the Trusts or Benefit Plans.

                 Clauses (a) and (b) of the second preceding paragraph to the contrary notwithstanding, the Board may, by resolution adopted by at least two-thirds of the directors who were in office at the date a Change in Control occurred, declare that a Change in Control described in said clauses (a) or (b) has become ineffective for purposes of this Plan if all of the following conditions then exist: (i) the declaration is made prior to the death, disability or termination of employment of the Participant and within 120 days of the Change in Control; and (ii) no Person, except for (A) the Trusts, and
(B) the Benefit Plans, either is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's outstanding securities or has the ability or power to vote securities representing 10% or more of the combined voting power of the Company's then outstanding securities. If such a declaration shall be properly made, no actions or adjustments may be taken or made under this Section 11.2 as a result of such prior but now ineffective Change in Control, but such actions or adjustments may be taken or made and this Plan shall remain enforceable as a result of any other Change in Control unless it is similarly declared to be ineffective.

         11.3    BINDING DETERMINATION.  Adjustments under Sections 11.1 and
11.2 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.


                                  ARTICLE XII

                               GENERAL PROVISIONS

         12.1 NO RIGHT TO EMPLOYMENT. Nothing in this Plan or in any instrument executed pursuant to this Plan shall confer upon any Participant any right to continue in the employ of the Company or a Subsidiary or affect the Company's or a Subsidiary's right to terminate the employment of any Participant at any time with or without cause.

         12.2 SECURITIES REQUIREMENTS. No shares of Common Stock shall be issued or transferred pursuant to an Award unless all applicable requirements imposed by federal and state laws, regulatory agencies, and securities exchanges upon which the Common Stock may be listed have been fully complied with. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

         12.3 NO RIGHT TO STOCK. No Participant and no beneficiary or other person claiming under or through such Participant shall have any right, title, or interest in any shares of Common Stock allocated or reserved under this Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

         12.4 WITHHOLDING. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state, or local taxes as required by law to be withheld with respect to such cash payments. In the case of Awards paid in Common Stock, the Participant or other person receiving such Common Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Common Stock. Also, at the discretion of the Committee and provided such withholding can be effected without causing the participant to incur liability under Section 16(b) of the Exchange Act, the Participant may (i) direct the Company or Subsidiary to withhold from the shares of Common Stock to be issued or transferred to the Participant the number of shares necessary to satisfy the Company's or Subsidiary's obligation to withhold taxes, such determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made, (ii) deliver sufficient shares of Common Stock (based upon the Fair Market Value at the date of withholding) to satisfy the withholding obligations, or (iii) deliver sufficient cash to satisfy the withholding obligations. Participants who elect to use such a stock withholding feature must make the election at the time and in the manner prescribed by the Committee.

         12.5 NO DISPOSITION. No Award under this Plan may be the subject of any Disposition (excluding shares of Common Stock with respect to which all restrictions have lapsed), other than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Any attempted Disposition in violation of this provision shall be void and ineffective for all purposes.

         12.6 SEVERABILITY; CONSTRUCTION. If any provision of this Plan is held to be illegal or invalid for any reason, then the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. Headings and subheadings are for convenience only and not to be conclusive with respect to construction of this Plan.

         12.7 GOVERNING LAW. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the Commonwealth of Pennsylvania, except as may be required by applicable federal law.

         12.8 OTHER DEFERRALS. The Committee may permit selected Participants to elect to defer payment of Awards in accordance with procedures established by the Committee including, without limitation, procedures intended to defer taxation on such deferrals until receipt (including procedures designed to avoid incurrence of liability under Section 16(b) of the Exchange
Act). Any deferred payment, whether elected by the Participant or specified by an Agreement or by the Committee, may require forfeiture in accordance with stated events, as determined by the Committee.


                                  ARTICLE XIII

                           AMENDMENT AND TERMINATION

         13.1 AMENDMENTS; SUSPENSION; TERMINATION. The Board may at any time amend, suspend (and if suspended, may reinstate) or terminate this Plan; provided, however, that after the shareholders have approved this Plan in accordance with Section 14.1, the Board may not, without approval of the shareholders of the Company, amend this Plan so as to (a) increase the number of shares of Common Stock subject to this Plan except as permitted in Article XI or (b) reduce the exercise price for shares of Common Stock covered by Stock Options granted hereunder below the applicable price specified in
Article VII of this Plan; and provided further, that the Board may not modify, impair or cancel any outstanding Award without the consent of the affected Participant.


                                  ARTICLE XIV

                             DATE OF PLAN ADOPTION

         14.1 DATE OF PLAN ADOPTION. This Plan has been adopted by the Board on October 15, 1991, subject to shareholder approval. If the requisite shareholder approval is not obtained, then the Plan shall become null and void ab initio and of no further force or effect. This Plan shall continue in effect with respect to Awards granted before termination of this Plan and until such Awards have been settled, terminated or forfeited.

                                 VF CORPORATION

         DISCRETIONARY MANAGEMENT INCENTIVE COMPENSATION PLAN - ANNUAL


A.       BASIC POLICY


         1. Each year, the Board of Directors approves the performance goals for the Corporation, its domestic subsidiaries and the foreign components of the International Division. When the goals are attained, officers and key employees Corporate-wide are entitled to be considered for bonus payments that are recommended by management and presented to the Board for approval.

         2. Since Corporate goals (such as EPS) and Division Goals (such as Pre-tax Income) are separate and distinct, a Division that achieves its goal is eligible for bonus consideration even if the Corporate goal is not achieved.

B.       PERFORMANCE/REWARD RELATIONSHIPS

         1. The Plan establishes a minimum level of performance to receive a bonus award. Conversely, a maximum level bonus payout is prescribed for achieving performances that are far above competitive levels.

         2. The Plan is discretionary and the Board of Directors may make discretionary awards even if the minimum established performance level has not been achieved.

         3. Determination of a bonus award is contingent upon the level of performance attained and the upward of downward variation from the Target Bonus.

                                 VF CORPORATION

         DISCRETIONARY MANAGEMENT INCENTIVE COMPENSATION PLAN - ANNUAL


A.       BASIC POLICY

         1. Each year, the Board of Directors approves the performance goals for the Corporation, its domestic subsidiaries and the foreign components of the International Division. When the goals are attained, officers and key employees Corporate-wide are entitled to be considered for bonus payments that are recommended by management and presented to the Board for approval. Notwithstanding the foregoing, commencing with bonus awards payable in 1995 with respect to fiscal 1994 performance, persons who are designated as "executive officers" of the Corporation for purposes of and pursuant to Rule 16a-1(f) of the Securities Exchange Act of 1934 as of the end of the preceding fiscal year shall not be eligible for bonus consideration under the Plan.

         2. Since Corporate goals (such as EPS) and Division Goals (such as Pre-tax Income) are separate and distinct, a Division that achieves its goal is eligible for bonus consideration even if the Corporate goal is not achieved.

B.       PERFORMANCE/REWARD RELATIONSHIPS

         1. The Plan establishes a minimum level of performance to receive a bonus award. Conversely, a maximum level bonus payout is prescribed for achieving performances that are far above competitive levels.

         2. The Plan is discretionary and the Board of Directors may make discretionary awards even if the minimum established performance level has not been achieved.

         3. Determination of a bonus award is contingent upon the level of performance attained and the upward or downward variation from the Target Bonus.